As filed with the Securities and Exchange Commission on July 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gainbridge Life Insurance Company

(Exact name of registrant as specified in its charter)

Delaware	6311	47-3023521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Gainbridge Life Insurance Company

10555 Group 1001 Way

Zionsville, Indiana 46077

(866) 459-5360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation Systems

1209 N. Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dodie C. Kent

Eversheds Sutherland (US) LLP

1114 Avenue of the Americas, New York, NY 10036

T: +1.212.389.5080

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

PROSPECTUS

3

[Product Name to Be Provided by Amendment]

Modified Single Premium Individual Deferred Annuity

with One or More Indexed Strategies

Issued by:

Gainbridge Life Insurance Company

P.O. Box 80509, Indianapolis, Indiana 46280

866-252-9439

GAINBRIDGE.LIFE

This prospectus describes the [Product Name to Be Provided by Amendment], a modified single premium individual deferred annuity contract with one or more indexed strategies (the “Contract”) issued by Gainbridge Life Insurance Company (the “Company,” “we,” “us,”or “Gainbridge Life”) that is designed for retirement or other long-term investment purposes.

The Contract offers multiple “Strategies” for the calculation and crediting of interest, positive or negative. Any positive interest is paid by the Company and is subject to its claims paying ability. We offer two general Strategy types: (i) The Fixed Interest Strategy, which is a Strategy based on a fixed interest rate; and (ii) the Indexed Strategies, which are Strategies that are based on the performance of a market index (the “Reference Index”). We calculate and credit Interest daily for the Fixed Interest Strategy based on an annual fixed interest rate that we declare at the start of each Contract Year, subject to a guaranteed minimum interest rate. Each Indexed Strategy is linked to the performance of a Reference Index for a specified period of time (“Indexed Strategy Term”). We calculate and credit a daily interest amount, which can be positive or negative, for each Indexed Strategy (“Daily Index Credit”), based on changes in the value of the Reference Index, and an additional amount at the end of the Indexed Strategy Term (“Indexed Strategy Credit”).

During the Indexed Strategy Term, we compare the value of the Reference Index at the end of each Business Day to its value on the previous Business Day to determine the Daily Index Credit. Whether the Reference Index performance is positive or negative, the Daily Index Credit will reflect its positive or negative performance without adjustment.

•	This means we do not provide any level of protection from negative index performance on any day prior to the end of the Indexed Strategy Term; and

•	Your investment exposure to positive index performance is unlimited during the Indexed Strategy Term.

At the end of each Indexed Strategy Term, in addition to the Daily Index Credit, we calculate and credit the Indexed Strategy Credit. Depending on the Indexed Strategy you choose, the Indexed Strategy Credit will be in the form of a Buffer Credit, Coupon Credit, or Floor Credit. We compare the Reference Index Value on the last day of the Indexed Strategy Term to the Reference Index Value on the first day of the Indexed Strategy Term in order to determine the Indexed Strategy Credit. The Indexed Strategy Credit will never be less than zero.

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If the Reference Index performance is positive on the last day of the Indexed Strategy Term, the value you have invested in the Indexed Strategy (the “Indexed Strategy Value”) will reflect the positive performance without adjustment. This means that your investment exposure to positive index performance is unlimited at the end of the Indexed Strategy Term.

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If the Reference Index performance is negative on the last day of the Indexed Strategy Term, your Indexed Strategy Value will reflect the negative performance subject to a stated level of downside protection provided by the Indexed Strategy Credit, if any. This means that we may provide some level of protection from negative index performance at the end of the Indexed Strategy Term. Depending on the Indexed Strategy you choose, the downside protection will be in the form of a Buffer Credit, Coupon Credit or Floor Credit.

The Indexed Strategies are as follows:

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The Buffer Indexed Strategy, which accrues Daily Index Credits and includes an additional credited amount (“Buffer Credit”) as part of the interest calculation on the last day of the applicable Indexed Strategy Term. The Buffer Indexed Strategy limits the amount of negative interest that may be applied to the Indexed Strategy Value by providing a Buffer Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, any losses will be reduced, in whole or in part, by the Buffer Credit. The Buffer Credit for any Indexed Strategy Term will not exceed a maximum Buffer Credit amount (the “Buffer”), which is calculated as a percentage (“Buffer Factor”) of the Buffer Credit Base at the end of the Indexed Strategy Term. The “Buffer Credit Base” is an amount, calculated daily, based on your allocation to the Buffer Indexed Strategy on the first day of the Indexed Strategy Term, adjusted for any withdrawals or other deductions taken over the Indexed Strategy Term.

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The Coupon Indexed Strategy, which accrues Daily Index Credits and includes an additional credited amount (“Coupon Credit”) as part of the interest calculation on the last day of the applicable Indexed Strategy Term regardless of whether the performance of the Reference Index is positive or negative at the end of the Indexed Strategy Term. This means that the Coupon Credit will always increase any gains when the performance of the Reference Index is positive at the end of the Indexed Strategy Term and will always reduce any losses when the performance of the Reference Index is negative over the Indexed Strategy Term. The Coupon Credit for each Indexed Strategy Term is calculated as a percentage (“Coupon Rate”) of the Coupon Credit Base at the end of the Indexed Strategy Term. The “Coupon Credit Base” is an amount, calculated daily, based on your allocation to the Coupon Indexed Strategy on the first day of the Indexed Strategy Term, adjusted for any withdrawals or other deductions taken over the Indexed Strategy Term.

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The Floor Indexed Strategy, which accrues Daily Index Credits and includes an additional credited amount (“Floor Credit”) as part of the interest calculation on the last day of the applicable Indexed Strategy Term. The Floor Indexed Strategy establishes a minimum Indexed Strategy Value by providing a Floor Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, any losses may be reduced by the Floor Credit, which is calculated as the difference, at the end of the Indexed Strategy Term, of (i) the Floor Credit Base minus (ii) the Indexed Strategy Value. The “Floor Credit Base” is an amount, calculated daily, based on your allocation to the Floor Indexed Strategy on the first day of the Indexed Strategy Term, adjusted for any withdrawals or other deductions taken over the Indexed Strategy Term.

The Buffer Credit, Coupon Credit and Floor Credit only apply on the last day of the Indexed Strategy Term. This means you are only protected from potential losses at the end of the Indexed Strategy Term. You are not protected from losses on any other day of the Indexed Strategy Term. The Coupon Credit both reduces potential losses and increases potential gains. The Buffer and Floor Credits each reduce potential losses but do not increase potential gains.

None of the Indexed Strategies limits exposure to upside performance, either during or at the end of the Indexed Strategy Term. We currently offer 72-month (six-year) Indexed Strategy Terms for the Buffer Indexed Strategy and the Floor Indexed Strategy, and three-month Indexed Strategy Terms for the Coupon Indexed Strategy. There are two Reference Indices available: the S&P 500® Total Return Index and the S&P 500® Price Return Index. The S&P 500® Price Return Index is the Reference Index for the Buffer Indexed Strategy and the Floor Indexed Strategy, and the S&P 500® Total Return Index is the Reference Index for the Coupon Indexed Strategy.

We may change the available Indexed Strategies in the future, and/or add additional Indexed Strategies. Such Indexed Strategies may include features that limit upside performance, link to a different Reference Index, and/or provide longer or shorter Indexed Strategy Terms. We guarantee always to offer the Fixed Interest Strategy and the Coupon Strategy.

The interest that we credit to any Indexed Strategy is based on the performance of the relevant Reference Index and can be positive or negative. You may therefore lose money, including some or substantially all of your

Purchase Payments and any previously credited interest. Depending on the performance of the Reference Index for any Indexed Strategy or Strategies you select, such losses may be significant.

The risk of loss becomes greater if you take a withdrawal from or surrender the Contract before the end of an Indexed Strategy Term. This is because Indexed Strategy Credits are only applied at the end of the applicable Indexed Strategy Term. This means that if you make a withdrawal when the Reference Index is performing negatively, any amounts withdrawn will not be subject to downside protection. This also means the Indexed Strategy Value available for withdrawals during the Indexed Strategy Term, including required minimum distributions, systematic withdrawals, annuitization, death benefit payments, amounts payable upon exercise of your right to cancel the Contract and full surrender, could be less, even significantly less, than at the end of the Indexed Strategy Term. Amounts withdrawn or surrendered during an Indexed Strategy Term will reduce the amount of the Indexed Strategy Credit at the end of the Indexed Strategy Term, and that reduction could be significant.

Furthermore, we will apply a Withdrawal Charge, subject to any available Free Withdrawal Amount, to any withdrawal from or full surrender of the Contract during the first six Contract Years (the “Withdrawal Charge Period”).

The Company is not an investment advisor and does not provide any investment advice with respect to the Contract. [XYZ Broker-Dealer ] is the principal underwriter for the Contract. [XYZ Broker-Dealer] does not provide any investment advice to you with respect to the Contract. The Contract is available for purchase exclusively through the website at www.gainbridge.life (“Gainbridge website”), which is operated and maintained by Gainbridge Insurance Agency, LLC (“Gainbridge Insurance Agency”). The Gainbridge website is a digital insurance agency platform that provides investors with direct access to apply for, purchase, and manage select annuity products online. Sales of the Contract and other annuity products through the Gainbridge website are made via direct response solicitation without a recommendation by the Company, Gainbridge Insurance Agency, [XYZ Broker-Dealer], or any other third-party sales organization and are not subject to state or federal suitability requirements or best interest obligations.

The Contract is a complex insurance and investment vehicle. Before you invest, you should carefully read this prospectus and consider whether the Contract’s features, benefits, risks and fees are appropriate for you based on your financial situation and objectives. You may choose to consult with a third-party financial or tax professional before making your decision. The Company, [XYZ Broker-Dealer], and Gainbridge Insurance Agency do not provide any investment advice to you with respect to the Contract.

This prospectus is intended to summarize material rights and obligations under the Contract but is not the Contract or made part of the Contract. You should therefore familiarize yourself with the Contract. Furthermore, you should study this prospectus in conjunction with any applicable prospectus supplements and retain them along with a copy of the Contract for future reference.

For additional information on risks associated with owning the Contract see Section 3 “Contract Risk Factors”.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of your total Purchase Payments or your total Contract Value. You should review this prospectus, or contact us for additional information about the specific cancellation terms that apply. See “Right to Cancel” in this prospectus for more detail.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities, and is not soliciting an offer to buy securities, in any state where the offer or sale is not permitted.

The Contract is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency. The Contract is subject to investment risks and possible loss of principal and previously credited interest and prior earnings.

i

ii

iii

1.	Definitions

Accumulation Phase: The period of time during which You may allocate the Contract Value to one or more Strategies, which will end on the Annuity Income Date.

Annuitant: The individual identified as the Annuitant in the Contract, or as changed in accordance with the Contract, on whose life Settlement Option payments involving a life contingency is based. The Annuitant must be a natural person. The Annuitant must be the Owner.

Annuity Income Date: The date on which the first annuity payment is made pursuant to any Settlement Option under the Contract. The Annuity Income Date cannot be later than the Maturity Date.

Application: The written document(s) and any written supplements to it that were completed to request the Contract and are attached to the Contract.

Beneficiary or Beneficiaries: The person(s) or entity(ies) to whom the Death Benefit will be paid.

Buffer: The maximum Buffer Credit payable at the end of the applicable Indexed Strategy Term for the Buffer Indexed Strategy. The Buffer for any Indexed Strategy Term for the Buffer Indexed Strategy will equal the Buffer Credit Base multiplied by the Buffer Factor.

Buffer Credit: An amount credited to the Indexed Strategy Value for the Buffer Indexed Strategy at the end of each Indexed Strategy Term for the Buffer Indexed Strategy. The Buffer Credit can never be less than zero.

Buffer Credit Base: The value used to determine each Buffer Credit. At the start of each Indexed Strategy Term, the Buffer Credit Base is equal to the amount allocated to the Buffer Indexed Strategy for such Indexed Strategy Term and is adjusted to reflect any Deductions from the Buffer Indexed Strategy over the applicable Indexed Strategy Term. The Buffer Credit Base is not available for withdrawal, surrender, as a Death Benefit, or for application to any Settlement Option.

Buffer Factor: The percentage applied over the Indexed Strategy Term for the Buffer Indexed Strategy to the Buffer Credit Base when determining the Buffer.

Buffer Indexed Strategy: An Indexed Strategy that limits the amount of negative Interest that may be applied by providing a Buffer Credit at the end of the applicable Indexed Strategy Term.

Business Day: Any day the New York Stock Exchange (“NYSE”) is open for regular trading and that is a day on which we process financial transactions and requests. We will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (i) on a day that is not a Business Day or (ii) after the close of regular trading on the NYSE, which is normally 4:00 p.m., Eastern Time.

Code: The Internal Revenue Code of 1986, as amended.

Contract Anniversary: The date in each calendar year on the anniversary of the Contract Date. If the Contract is issued on February 29th, the Contract Anniversary will be March 1st of each subsequent year.

Contract Date: The effective date of the Contract.

Contract Value: The sum of the Fixed Interest Strategy Value and all applicable Indexed Strategy Values.

Contract Year: The period from the Contract Date to, but not including the first Contract Anniversary or from one Contract Anniversary to, but not including, the immediately following Contract Anniversary, as the case may be. For example, if the Contract Date is January 17, 2021, then the first Contract Year is the twelve-month period between January 17, 2021 and January 16, 2022.

Coupon Credit: An amount credited to the Indexed Strategy Value for the Coupon Indexed Strategy at the end of each Indexed Strategy Term for the Coupon Indexed Strategy. The Coupon Credit can never be less than zero.

Coupon Credit Base: The value used to determine each Coupon Credit. At the start of each Indexed Strategy Term, the Coupon Credit Base is equal to the amount allocated to the Coupon Indexed Strategy for such Indexed Strategy Term and is reduced, dollar-for-dollar, to reflect any Deductions from the Coupon Indexed Strategy over the applicable Indexed Strategy Term. The Coupon Credit Base is not available for withdrawal, surrender, as a Death Benefit, or for application to any Settlement Option.

Coupon Indexed Strategy: An Indexed Strategy that provides an additional Coupon Credit at the end of the applicable Indexed Strategy Term, whether the performance of the Reference Index is positive of negative over the applicable Indexed Strategy Term. We guarantee to always offer the Coupon Indexed Strategy.

Coupon Rate: The percentage applied over the Indexed Strategy Term for the Coupon Indexed Strategy to the Coupon Credit Base when determining the Coupon Credits. The Coupon Rate is expressed as an annual rate.

Daily Index Credits: The interest we credit at the end of each Business Day during the Indexed Strategy Term, based on the change in the value of the Reference Index from the previous Business Day, which may be positive or negative.

Death Benefit: The amount payable to the Beneficiaries upon the death of the Owner.

Deductions: For each Indexed Strategy, all amounts deducted that reduce the Indexed Strategy Value, including but not limited to withdrawals, Withdrawal Charges, and reallocations away from the relevant Indexed Strategy.

Due Proof of Death: An original or an originally certified copy of an official death certificate, or an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, and, in respect of each Beneficiary, our claim form, properly completed, and any other information or documents we may request to establish the identity of any Beneficiary.

Fixed Interest Rate: The annual interest rate, which is subject to a guaranteed minimum, applicable to the Fixed Interest Strategy. The initial Fixed Interest Rate is identified in the Contract. We will specify in each annual statement the Fixed Interest Rate for the following Contract Year.

Fixed Interest Strategy: The methodology for calculating and crediting Interest at the Fixed Interest Rate. We guarantee to always offer the Fixed Interest Strategy.

Fixed Interest Strategy Value: The total current value of your allocations to the Fixed Interest Strategy.

Floor Credit: An amount credited to the Indexed Strategy Value for the Floor Indexed Strategy at the end of each Indexed Strategy Term for the Floor Indexed Strategy. The Floor Credit can never be less than zero.

Floor Credit Base: The value used to determine each Floor Credit. The Floor Credit Base represents the minimum Indexed Strategy Value guaranteed at the end of the Indexed Strategy Term for the Floor Indexed Strategy. At the start of each each Indexed Strategy Term the Floor Credit Base is equal to the product of (i) the amount allocated to the Floor Indexed Strategy for such Indexed Strategy Term and (ii) the Floor Factor, and is adjusted to reflect any Deductions from the Floor Indexed Strategy over the remainder of the applicable Indexed Strategy Term. The Floor Credit Base is not available for withdrawal, surrender, as a Death Benefit, or for application to any Settlement Option.

Floor Factor: The percentage applied to calculate the Floor Credit Base at the beginning of the Indexed Strategy Term for the Floor Indexed Strategy.

Floor Indexed Strategy: An Indexed Strategy that establishes a minimum Indexed Strategy Value by providing a Floor Credit at the end of the applicable Indexed Strategy Term.

Free Withdrawal Amount: The aggregate amount of withdrawals you may make in any Contract Year without incurring a Withdrawal Charge.

Guaranteed Annuity Payment Period: The certain period of time selected by you during which annuity payments are guaranteed to be paid under any available Settlement Option that provides guaranteed payments over a specified period of time, whether or not the Annuitant is living.

Indexed Strategy: Each methodology available under the Contract for calculating and crediting interest based on the performance of the Reference Index. We reserve the right to discontinue offering, or accepting reallocations into, any particular Indexed Strategy; however, we guarantee to always offer the Fixed Indexed Strategy and the Coupon Indexed Strategy.

Indexed Strategy Credit: A credit that accrues at the end of the applicable Indexed Strategy Term and includes, as may be applicable, each of the Buffer Credits, Coupon Credits, Floor Credits, and any credits accrued at the end of the applicable Indexed Strategy Term for any other Indexed Strategy that may become available under the Contract.

Indexed Strategy Term: For each Indexed Strategy, the time period during which the Contract Value you have allocated to the Indexed Strategy is held in the Indexed Strategy. Reallocations into or out of any Indexed Strategy may only be made at the end of the Indexed Strategy Term. Indexed Strategy Credits are only applied at the end of the Indexed Strategy Term. The end of any Indexed Strategy Term may not exceed the Maturity Date.

Indexed Strategy Value: For each Indexed Strategy, the total current value of your allocations to that Indexed Strategy.

Interest: Any amount we credit to a Strategy to which you have made allocations. For any amount allocated to the Fixed Interest Strategy, we will calculate and credit Interest on each Business Day at the Fixed Interest Rate. For any amount allocated into any Indexed Strategy, we will credit Interest (i) at the end of each Business Day in an amount equal to the Daily Index Credit for such Business Day and (ii) at the end of each Indexed Strategy Term in an amount equal to the Indexed Strategy Credit for such Indexed Strategy Term.

Maturity Date: The latest date on which you may elect a Settlement Option. The Maturity Date is the Contract Anniversary following the day on which the Annuitant turns age 100. The Maturity Date is fixed and may not be changed.

Owner (“you”, “your”): The owner of the Contract, as identified in the Contract, or as changed in accordance with the Contract.

Premium Tax: The amount of tax, if any, charged by the state or municipality in which your Contract is issued.

Purchase Payment: Any amount paid to the Company as consideration for the benefits provided by the Contract, including both the initial Purchase Payment and any additional Purchase Payment(s) made within the Purchase Payment Period. The minimum initial Purchase Payment we will accept in the Contract without prior Company approval is $1,000.

Purchase Payment Period: The period of time during which we will accept Purchase Payments. We will only accept additional Purchase Payments that we receive on or before the last Business Day of the Purchase Payment Period.

Qualified Contract: A Contract used in connection with a personal retirement or deferred compensation plan that receives favorable federal income tax treatment under Sections 401, 403, 408, 408A, or 457 of the Code. Qualified Contracts issued by the Company are subject to the terms of the Qualified Contract endorsement, attached to your Contract. All Contracts other than Qualified Contracts are “Non-Qualified Contracts.”

Reference Index Value: On any Business Day, the reported closing value of the Reference Index as of the close of trading on the NYSE on that Business Day. For any day when the closing value of the Reference Index is not reported as of the close of trading on the New York Stock Exchange, the Reference Index Value is the reported closing value of the Reference Index on the previous Business Day.

Separate Account: The non-insulated separate account of the Company identified as CSLIC Gainbridge Sep 2. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

Service Address: The address to which all correspondence concerning the Contract should be sent. The Service Address is P.O. Box 80242, Indianapolis, Indiana 46280-0242.

Settlement Option: Any available payment option from which you may select to annuitize the Contract.

Strategy: Any of the Fixed Interest Strategy or Indexed Strategies. We may from time to time add Strategies as approved under the applicable regulatory authority. We reserve the right to discontinue offering, or accepting reallocations into, any particular Strategy; however, we guarantee to always offer the Fixed Interest Strategy and the Coupon Indexed Strategy.

Surrender Value: The amount you would receive in connection with a full surrender of the Contract. The Surrender Value on any date is equal to the Contract Value at the end of the day on such date, less any applicable Withdrawal Charges.

Withdrawal Charge Percentage: The rate used for calculating Withdrawal Charges with respect to any Contract Year.

Withdrawal Charge Period: The certain period of time during which we charge a Withdrawal Charge in connection with any withdrawal from or full surrender of the Contract.

Withdrawal Charges: The charges we will subtract from the Contract Value in the event that a withdrawal or surrender is made from the Contract during the lifetime of the Owner prior to the end of the Withdrawal Charge Period.

Written Request: A request in writing received by us and signed by you in a form acceptable to us. Written Requests may be sent via mail to the Service Address or any electronic means acceptable to us.

2.	At a Glance Product Summary

General Product Description and Purpose

[Product Name To Be Provided by Amendment] is a modified single premium individual deferred annuity contract that may help you accumulate retirement or other savings. Your Contract can help you save for retirement because your Contract Value can earn interest from the Fixed Interest Strategy or one or more Indexed Strategies on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years.

The Contract is intended for long-term investment purposes and not for someone who needs ready access to cash. It is designed for an investor who seeks a higher level of protection for their investment than is available with variable annuities, while providing potential higher returns than are available on traditional fixed annuities. The Contract is not intended for someone who is seeking complete protection from downside risk.

The Contract has an Accumulation Phase, during which you may allocate your Contract Value to available Strategies that offer different levels of potential income and different protection against investment loss. The Accumulation Phase ends on the Annuity Income Date, which is the earlier of the date on which you begin to receive annuity payments pursuant to any Settlement Option and the Maturity Date. The following is a brief description of the key features related to the Contract.

Purchase Payments

You can purchase the Contract with a minimum Purchase Payment of $1,000. You will be permitted to make subsequent Purchase Payments during the Purchase Payment Period, in increments equal to or greater than $500, as long as the total Purchase Payments do not exceed $3,000,000 without prior Company approval. You are not required to make any subsequent Purchase Payments.

We will not accept any Purchase Payments after the end of the Purchase Payment Period or after the Owner attains age 80. Currently, the Purchase Payment Period is 180 days from the Contract Date and may not be changed for existing Owners. We may change the Purchase Payment Period for future purchasers of the Contract. In all events, no Purchase Payments are permitted on or after the Annuity Income Date. Furthermore, we reserve the right to not accept any Purchase Payment.

On the Contract Date, we will allocate your initial Purchase Payment to one or more Strategies based on the selection you made on the Application. You may only allocate Purchase Payments to Indexed Strategies on your Contract Date and at the beginning of subsequent Indexed Strategy Terms. New Indexed Strategy Terms begin on the Contract Date and every three months thereafter (i.e., on a quarterly basis). We will allocate any Purchase Payment we receive after the Contract Date during the Purchase Payment Period to the Fixed Interest Strategy until the beginning of the next available Indexed Strategy Term, at which time they can be reallocated as described under “Reallocations to Available Strategies.” This means any Purchase Payment received after your Contract Date will not participate in any index performance until (and if) you reallocate it to an Indexed Strategy at the beginning of a subsequent Indexed Strategy Term.

Issue Ages

The Contract may be issued with respect to any Owner up to a maximum age of 80 years.

Available Strategies

The Contract offers a Fixed Interest Strategy and Indexed Strategies.

The Fixed Interest Strategy accrues Interest daily at the Fixed Interest Rate, which will always be equal to or greater than the guaranteed minimum fixed interest rate of 1.00%. The current Fixed Interest Rate is guaranteed for each Contract Year and will be provided in a notice prior to the end of each Contract Year with respect to the subsequent Contract Year.

The Indexed Strategies accrue Interest daily based on changes in the value of the Reference Index, which can be positive or negative. Each Indexed Strategy is linked to the performance of the Reference Index for an Indexed Strategy Term. We currently offer 72-month (six-year) Indexed Strategy Terms for the Buffer Indexed Strategy and the Floor Indexed Strategy, and three-month Indexed Strategy Terms for the Coupon Indexed Strategy. We calculate and credit Interest for each Indexed Strategy both at the end of an Indexed Strategy Term and during an Indexed Strategy Term based on changes in the value of the Reference Index.

The chart below lists the combination of Indexed Strategy, Reference Index, Indexed Strategy Term and Indexed Strategy Credit that are currently available:

Indexed Strategy	Reference Index	Indexed Strategy Term	Buffer Factor, Coupon Rate, or Floor Factor, as applicable
Buffer	S&P 500® Price Return Index	72 Months (6 Years)	40.00%
Coupon	S&P 500® Total Return Index	3 Months	0.25% per Indexed Strategy Term – 1% annually
Floor	S&P 500® Price Return Index	72 Months (6 Years)	90.00%

None of the Indexed Strategies limits exposure to upside performance, either during or at the end of the Indexed Strategy Term. We currently offer 72-month (six-year) Indexed Strategy Terms for the Buffer Indexed Strategy and the Floor Indexed Strategy, and three-month Indexed Strategy Terms for the Coupon Indexed Strategy. Currently, you may choose from the following Indexed Strategies:

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Buffer Indexed Strategy, which accrues Daily Index Credits and includes a Buffer Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term. The Buffer Indexed Strategy limits the amount of negative Interest that may be applied to the Indexed Strategy Value by providing a Buffer Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, losses will be reduced, in whole or in part, by the Buffer Credit. The Buffer Credit for any Indexed Strategy Term will not exceed the Buffer, which is calculated as a percentage (“Buffer Factor”) of the Buffer Credit Base on the last day of the applicable Indexed Strategy Term.

For example: If the Reference Index performance over the Indexed Strategy Term is -15.00% and the Buffer Factor is 10.00%, we will protect you from 10.00% of the negative Reference Index performance by providing a Buffer Credit at the end of the applicable Indexed Strategy Term equal to 10.00% of the negative Reference Index performance, and you will bear the loss of -5.00% (the extent the negative Reference Index performance exceeds the Buffer Factor). Deductions from the Buffer Indexed Strategy during the Indexed Strategy Term will reduce the Buffer Credit Base on a pro rata basis, and this reduction could be significantly more than the dollar amount of such Deductions.

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Coupon Indexed Strategy, which accrues Daily Index Credits daily, does not directly limit the negative Interest that may be applied to the Coupon Indexed Strategy but instead, in addition to Daily Index Credits, includes a Coupon Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term regardless of whether the performance of the Reference Index is positive or negative at the end of the Indexed Strategy Term. This means that the Coupon credit will always increase any gains when the performance of the Reference Index is positive over the Indexed Strategy Term and will always reduce any losses when the performance of the Reference Index is negative over the Indexed Strategy Term. The Coupon Credit for each Indexed Strategy Term is calculated as a percentage (“Coupon Rate”) of the Coupon Credit Base at the end of the Indexed Strategy Term.

For example: If the Reference Index performance over the Indexed Strategy Term is 15% and the Coupon Rate is 0.25%, we will credit you with an additional 0.25% of your initial Indexed Strategy Value by providing a Coupon Credit at the end of the Indexed Strategy Term, increasing your gains from 15% to 15.25%. Alternatively, if the Reference Index performance over the Indexed Strategy Term is -15%, we will credit you with an additional 0.25% of your initial Indexed Strategy Value by providing a Coupon Credit at the end of the applicable Indexed Strategy Term, reducing your losses from -15.00% to -14.75%. Deductions from the Coupon Indexed Strategy during the Indexed Strategy Term will reduce the Coupon Credit Base by the amount of such Deductions on a dollar-for-dollar basis.

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The Floor Indexed Strategy, which accrues Daily Index Credits and includes a Floor Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term. The Floor Indexed Strategy establishes a minimum Indexed Strategy Value by providing a Floor Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, any losses may be reduced by the Floor Credit, which is calculated as the difference, at the end of the Indexed Strategy Term, of (i) the Floor Credit Base, minus (ii) the Indexed Strategy Value.

For example: If the Reference Index performance over the Indexed Strategy Term is -15.00% and the Floor Factor is 90.00%, we will protect you from 5.00% of the negative Reference Index performance by providing a Floor Credit at the end of the applicable Indexed Strategy Term equal to

5.00% of the negative Reference Index performance, and you will bear the loss of -10.00% (the negative Reference Index performance in excess of the Floor Credit). Deductions from the Floor Indexed Strategy during the Indexed Strategy Term will reduce the Floor Credit Base on a pro rata basis, and this reduction could be significantly more than the dollar amount of such Deductions.

For more detailed examples, see “Contract Value.”

The Indexed Strategies offer different levels of downside protection against negative Interest, resulting from negative performance of the Reference Index, through the payment of an Indexed Strategy Credit on the last day of the Indexed Strategy Term. The Indexed Strategy Credit will never be less than zero. The Indexed Strategies do not offer any level of downside protection on any other day of the Indexed Strategy Term. This is because the Buffer Credit, Coupon Credit and Floor Credit only apply on the last day of the Indexed Strategy Term. The Coupon Credit both reduces potential losses and increases potential gains. The Buffer and Floor Credits each reduce potential losses but do not increase potential gains.

We may change the available Indexed Strategies in the future, and/or add additional Indexed Strategies. Such Indexed Strategies may include features that limit upside performance or provide longer or shorter Indexed Strategy Terms. We will never offer a Buffer Factor less than 20.00%; a Coupon Rate less than 0.20% annually; and/or a Floor Factor less than 75.00%. We guarantee always to offer the Fixed Interest Strategy and the Coupon Strategy.

There are two Reference Indices available: the S&P 500® Total Return Index and the S&P 500® Price Return Index. The S&P 500® Total Return Index is the Reference Index for the Coupon Indexed Strategy, and the S&P 500® Price Return Index is the Reference Index for the Buffer Indexed Strategy and the Floor Indexed Strategy.

Indexed Strategy Interest

We calculate and credit Interest, which can be positive or negative, for each Indexed Strategy both at the end of an Indexed Strategy Term and during an Indexed Strategy Term based on changes in the value of the Reference Index. You may therefore lose money, including some or substantially all of your Purchase Payments and any previously credited Interest. Depending on the performance of the Reference Index for any Indexed Strategy or Strategies you select, such losses may be significant.

During the Indexed Strategy Term, we compare the value of the Reference Index at the end of each Business Day to its value on the previous Business Day to determine the Daily Index Credit. Whether the Reference Index performance is positive or negative, the Daily Index Credit will reflect its positive or negative performance without adjustment.

•	This means we do not provide any level of protection from negative index performance on any day prior to the end of the Indexed Strategy Term; and

•	Your investment exposure to positive index performance is unlimited during the Indexed Strategy Term.

At the end of each Indexed Strategy Term, in addition to the Daily Index Credit, we calculate and credit Indexed Strategy Credits. Depending on the Indexed Strategy you choose, the Indexed Strategy Credit will be in the form of a Buffer Credit, Coupon Credit, or Floor Credit. The Indexed Strategy Credit will never be less than zero.

•

If the Reference Index performance is positive over the Strategy Indexed Term, the Indexed Strategy Value will reflect the positive performance without adjustment. This means that your investment exposure to positive index performance is unlimited at the end of the Indexed Strategy Term.

•

If the Reference Index performance is negative over the Strategy Indexed Term, the Indexed Strategy Value at the end of the Indexed Strategy Term will reflect the negative performance, subject to a stated level of downside protection, if any, provided by the Indexed Strategy Credit. This means that we may provide some level of protection from negative index performance at the end of the Indexed Strategy Term. See examples of how these credits work immediately above and later in this prospectus under “Contract Value.”

The risk of loss becomes greater if you take a withdrawal from or surrender the Contract before the end of Indexed Strategy Term. This is because Indexed Strategy Credits are only applied at the end of the applicable Indexed Strategy Term. This means that if you make a withdrawal when the Reference Index is performing negatively, any amounts withdrawn will not be subject to any downside protection, if any. This also means that the Indexed Strategy Value available for withdrawal during the Indexed Strategy Term, including required minimum distributions, systematic withdrawals, annuitization, Death Benefit payments, amounts payable upon exercise of your right to cancel the Contract and full surrender, could be less, even significantly less, than at the end of the Indexed Strategy Term. See “Available Strategies” and “Contract Value.”

In addition, amounts withdrawn or surrendered during an Indexed Strategy Term will reduce the amount of the Indexed Strategy Credit at the end of the Indexed Strategy Term, and that reduction could be significant.

See “Contract Values.”

Reallocations to Available Strategies

During the Accumulation Phase and subject to the following, you may request to reallocate your Contract Value at the end of any Indexed Strategy Term among the available Strategies by notifying us by Written Request. Prior to the end of each Indexed Strategy Term, we will provide you with a reallocation notice showing the current Fixed Interest Rate and available Indexed Strategies for the next Indexed Strategy Term. To reallocate your Contract Value, you must provide us your new allocation instructions by the deadline stated in the reallocation notice, which will be a date no earlier than the end of the expiring Indexed Strategy Term. You may submit your instructions by Written Request on our form or by other means acceptable to us, which may include by telephone or by electronic submission as we may specify on the reallocation notice.

You may reallocate Fixed Interest Strategy Value into any available new Indexed Strategy Term. You may not reallocate Indexed Strategy Value prior to the end of the Indexed Strategy Term. At the end of any Indexed Strategy Term, you may reallocate that Contract Value to (1) the Fixed Interest Strategy, and/or (2) any available new Indexed Strategy Term.

If we do not receive your Written Request of a reallocation by the date specified in the reallocation notice, you will be deemed to have elected to continue the same allocations, without any reallocation or rebalancing, from the previous Indexed Strategy Term. If the Indexed Strategy is unavailable, we will automatically reallocate your Indexed Strategy Value to the Fixed Interest Strategy at the end of the current Indexed Strategy Term, unless you specify a different reallocation by Written Request before the start of the subsequent Indexed Strategy Term.

Allocations and reallocations to any Strategy must be in whole percentages and not less than $2,000. You may not allocate Contract Value to an Indexed Strategy Term that ends after the Maturity Date.

Contract Value

The Contract Value on any date equals the sum of the Fixed Interest Strategy Value and all Indexed Strategy Values as of such date.

All guarantees under the Contracts are backed by the Company’s general account, which consists of all assets of the Company other than those allocated to an insulated separate account of the Company, and is subject to the claims of creditors. Guarantees supported by the Company’s general account are subject to the claims-paying ability of the Company.

We hold certain assets in a Separate Account we established to help support our guarantees under the Contracts. Like our general account, all of the assets of the Separate Account are subject to the liabilities arising from any of our other contract holders, credits and other business, in addition to being chargeable with the claims under this Contract. Owners of the Contract do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our general account. You should look to the financial strength of the Company for its claims-paying ability.

We may return the remaining Contract Value to you, reduced by any applicable Premium Tax or similar tax, in a lump sum payment if at any time the Contract Value is less than $1,000. In that event, the Contract will terminate unless amounts are being paid under a Settlement Option.

Death Benefit

In the event of the death of the Owner during the Accumulation Phase, we will pay the Death Benefit following receipt by us of Due Proof of Death of the Owner, subject to the terms of the Contract and pursuant to the terms of the Beneficiary designation in effect at the time of death of the Owner. The Death Benefit is equal to the Contract Value, plus applicable interest, reduced by any applicable Premium Tax or similar tax. See “Benefits Available Under the Contract” for more information. The Death Benefit payable before the end of an Indexed Strategy Term could be less, even significantly less, than they would have been at the end of the Indexed Strategy Term. This is because Indexed Strategy Credits are only applied at the end of the applicable Indexed Strategy Term. This means that if the Reference Index is performing negatively, any Death Benefit amount payable will not be subject to downside protection.

Available Settlement Options

During the Accumulation Phase, you may elect by Written Request to annuitize the Contract and direct us to apply the entire Contract Value to one of several Settlement Options described in the “Annuity Payments” section. Amounts available to annuitize your Contract before the end of an Indexed Strategy Term could be less, even significantly less, than at the end of the Indexed Strategy Term. This is because Indexed Strategy Credits are only applied at the end of the applicable Indexed Strategy Term. This means that if the Reference Index is performing negatively, any amounts applied to a Settlement Option will not be subject to downside protection.

Withdrawals and Surrenders

During the Accumulation Phase, you may make withdrawals from the Contract Value by Written Request. A withdrawal will result in a reduction of the Contract Value, the amount of which will be determined as of the close of business on the Business Day we receive the Written Request in good order. We will reduce the Contract Value by the amount of the withdrawal and any applicable Withdrawal Charges. Because the Death Benefit is equal to the Contract Value, withdrawals will also reduce the value of the Death Benefit. If a withdrawal reduces the Contract Value below $500, then we will treat your withdrawal request as a full surrender of the Contract.

You may specify how any withdrawal is to be taken from among all Strategies to which you have made an allocation at the time of the request. If no direction is provided with the withdrawal request, then we will deduct the withdrawal from each Strategy to which you have made an allocation on a pro rata basis, calculated at the end of the Business Day during which the withdrawal is effected. Withdrawals, whether from the Fixed Interest Strategy or an Indexed Strategy, will reduce the applicable Strategy’s value dollar-for-dollar by the amount withdrawn plus any applicable Withdrawal Charges.

During the Accumulation Phase, you may surrender the Contract for the Surrender Value, reduced by the amount of any applicable Premium or similar tax, by Written Request. You must return the Contract along with your Written Request for a surrender. A surrender will terminate the Contract. No benefits will be paid, including the Death Benefit, after termination.

You will not be permitted to make any withdrawals or surrender the Contract after the Annuity Income Date, following an annuitization of the Contract as described under “Annuity Payments.”

The risk of loss becomes greater if you take a withdrawal from or surrender the Contract before the end of Indexed Strategy Term. This is because Indexed Strategy Credits are only applied at the end of the applicable Indexed Strategy Term. This means that if you make a withdrawal when the Reference Index is performing negatively, any amounts withdrawn will not be subject to any downside protection. This also means that the Indexed Strategy Value available for withdrawals and full surrenders during the Indexed Strategy term could be less, even significantly less, than at the end of the Indexed Strategy Term. Further, if you withdraw amounts from an Indexed Strategy before the end of the Indexed Strategy Term, you may significantly reduce or eliminate the Indexed Strategy Credit applicable at the end of the Indexed Strategy Term. See “Available Strategies” and “Contract Value.”

In addition, if you make a withdrawal or surrender this Contract during the Withdrawal Charge Period, the Company may apply Withdrawal Charges to the Contract Value. See “Contract Fees and Charges.”

Withdrawals may be subject to federal and state income taxes, including a 10.00% additional tax before age 59 1⁄2. See “Tax Information.”

3.	Contract Risk Factors

The Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Risk of Loss

Amounts allocated to the Indexed Strategies will fluctuate in value based on the performance of the Reference Index over the applicable Indexed Strategy Term. Interest can be positive or negative, and you may therefore lose money, including some or substantially all of your Purchase Payments and any previously credited Interest. Depending on the performance of the Reference Index for any Indexed Strategy or Strategies you select, such losses may be significant.

While there is also a risk of loss at the end of the Indexed Strategy Term, the risk of loss becomes greater if you take a withdrawal from or surrender the Contract before the end of the Indexed Strategy Term. This is because Indexed Strategy Credits only apply at the end of the applicable Indexed Strategy Term. This means that if you make a withdrawal when the Reference Index is performing negatively, any amounts withdrawn will not be subject to any downside protection. See “Available Strategies” and “Contract Value.”

In addition, amounts withdrawn or surrendered during an Indexed Strategy Term will reduce the amount of the Indexed Strategy Credit at the end of the Indexed Strategy Term, and that reduction could be significant.

Last, we will apply a Withdrawal Charge, subject to any available Free Withdrawal Amount, to any withdrawal from or full surrender of the Contract during the Withdrawal Charge Period.

Liquidity Risk

We designed the Contract to be a long-term investment, which you can use to help build and provide income for retirement or to support other long-term savings goals. As such, it is not suitable as a short-term investment vehicle. You may withdraw up to the Free Withdrawal Amount annually without incurring a Withdrawal Charge; however, the remaining Free Withdrawal Amount is not applied to a full surrender of the Contract. Unless an exception applies, withdrawals taken during the Withdrawal Charge Period will be subject to a Withdrawal Charge. See “Contract Fees and Charges.” Withdrawals may be subject to federal and state income taxes, including a 10.00% additional tax before age 59 1⁄2. See “Tax Information.”

Each Strategy calculates and credits Interest daily. However, Indexed Strategy Credits are credited only at the end of the applicable Indexed Strategy Term. This means that if you make a withdrawal, or surrender your Contract, when the Reference Index is performing negatively, amounts withdrawn or surrendered will not be subject to any downside protection. In addition, any amounts withdrawn during an Indexed Strategy Term will reduce the amount upon which Indexed Strategy Credits are based. Such withdrawals could significantly reduce or eliminate the Indexed Strategy Credit.

Last, amounts available for withdrawals during the Indexed Strategy Term, including for required minimum distributions, systematic withdrawals, annutization, Death Benefit payments, amounts payable upon exercise of your right to cancel the Contract and full surrender, could be less, even significantly less, than if you waited until the end of the Indexed Strategy Term (when the downside protection features apply; i.e., when any Buffer Credit, Coupon Credit or Floor Credit is credited, as applicable to their respective Indexed Strategy Values).

No Downside Protection Prior to the End of the Indexed Strategy Term

The Buffer Credit, Coupon Credit and Floor Credit only apply on the last day of the Indexed Strategy Term. This means you are only protected from potential losses at the end of Indexed Strategy Term. You are not protected from losses on any other day of the Indexed Strategy Term. If you need to make a withdrawal or surrender the Contract when the Reference Index is performing negatively, your will realize any negative performance since the start of the Indexed Strategy Term.

Purchase Payment Restriction Risk

We limit the amount of Purchase Payments and the time period (“Purchase Payment Period”) during which you may make Purchase Payments to the Contract and other contracts issued by the Company with the same or related Owners and Annuitants on a nondiscriminatory basis. We will not accept, without our prior approval, a Purchase Payment that would cause the total Purchase Payments to exceed $3,000,000. We will not accept a Purchase Payment after the Owner attains age 80. Our restrictions related to Purchase Payments may affect the value of your Contract. Furthermore, we reserve the right to not accept any Purchase Payment, to the extent permitted by applicable state law. For Qualified Contracts, your Purchase Payments may be further restricted by the Code’s maximum contribution limits. See “Tax Information.”

If you are not permitted to make additional Purchase Payments, you will lose the ability to increase the value of your Contract and its benefits, including the Death Benefit, through Purchase Payments.

You may only allocate Purchase Payments to Indexed Strategies on your Contract Date and at the beginning of subsequent Indexed Strategy Terms. We will allocate any Purchase Payment we receive after the Contract Date during the Purchase Payment Period to the Fixed Interest Strategy until the next available Indexed Strategy Term, at which time it can be reallocated as described under “Reallocations to Available Strategies.” This means any Purchase Payment received after your Contract Date will not participate in any index performance until (and if) you reallocate it to an Indexed Strategy.

Right to Cancel Risk

If you exercise your Right to Cancel and we are required in your state to return your Contract Value, you should note that your Contract Value will reflect any negative performance since the start of the Indexed Strategy Term. This is because any Indexed Strategy Credits (which provide varying levels of downside protection) only apply on the last day of the Indexed Strategy Term.

Changes to Current Fixed Interest Rate, Buffer Factor, Coupon Rate, and Floor Factor

The Fixed Interest Rate may vary from Contract Year to Contract Year, and the rates and factors offered on any Indexed Strategy may vary from the initial Indexed Strategy Term to each new Indexed Strategy Term.

We will declare a Fixed Interest Rate for each Contract Year for the Fixed Interest Strategy. The Fixed Interest Rate for each new Contract Year may be higher, lower, or equal to the Fixed Interest Rate for the current Contract Year. If it is lower, it will reduce the amount of Interest you will receive on any amounts allocated to the Fixed Interest Strategy.

From time to time, we may change the applicable factors and credit rates, including the Buffer Factor, Coupon Rate, and Floor Factor, for the new Indexed Strategy Term for the Indexed Strategies. These factors and rates may be higher, lower, or equal to the factors and rates for the current Indexed Strategy Term (subject to our guaranteed minimums). If the factors or rates are not comparable to the factors or rates declared for the current Indexed Strategy Term, then your Indexed Strategy Credit for the new Indexed Strategy Term may be lower than the Indexed Strategy Credit you received with respect to the current Indexed Strategy Term.

Risks Associated with the Index

The Indexed Strategies do not directly participate in the returns of the underlying securities of any Reference Index and do not directly receive any dividends or other distributions declared on the underlying securities. Daily Index

Credits that accrue with respect to any Indexed Strategy will reflect the performance of the Reference Index, positive or negative. The performance of a Reference Index that does not include dividends or distributions (such as the S&P 500® Price Return Index) will not reflect the full investment performance of the underlying securities because it does not reflect dividends or distributions paid on the underlying securities.

The historical performance of the Reference Index does not guarantee future results. The S&P 500® Total Return Index and the S&P 500® Price Return Index are comprised of a collection of equity securities. The value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.

The performance of the Reference Index will be influenced by international and national economic, financial, regulatory, geographic, judicial, political, and other factors that can affect the performance of securities in the Reference Index and interest rates in the Fixed Interest Strategy. The Russia/Ukraine conflict and the resulting response by the United States and other countries could create economic disruption, including increased market volatility, and presents economic uncertainty. The full impact and duration of these events are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the Reference Index and may lead to losses on your investment in the Indexed Strategies.

S&P 500® Total Return Index and S&P 500® Price Return Index

Currently, the S&P 500® Total Return Index is the Reference Index for the Coupon Indexed Strategy, and the S&P 500® Price Return Index is the Reference Index for the Buffer Indexed Strategy and the Floor Indexed Strategy.

The S&P 500® Total Return Index and the S&P 500® Price Return Index are comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.

The S&P 500® Total Return Index includes dividends and other distributions declared by the companies included in the index by assuming they are reinvested in the entire index. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in the index. The performance of a Reference Index that does not include dividends or distributions (such as the S&P 500® Price Return Index) will not reflect the full investment performance of the underlying securities because it does not reflect dividends or distributions paid on the underlying securities.

Fixed Interest Strategy Risk

We guarantee that we will credit Interest to amounts you allocate to the Fixed Interest Strategy. Subject to the guaranteed minimum fixed interest rate of 1.00%, we will determine the Fixed Interest Rate in our sole discretion. The guaranteed minimum fixed interest rate may be lower in some states. See Appendix B – Minimum Fixed Interest Rate. We may periodically offer special interest rates for new Purchase Payments, at our discretion. You assume the risk that the Fixed Interest Rate will not exceed the guaranteed minimum fixed interest rate and that we may not offer special interest rates when you purchase the Contract for new Purchase Payments.

Reallocation Risk

You may not reallocate Indexed Strategy Value prior to the end of the Indexed Strategy Term. This means if you are not satisfied with the Reference Index performance during the Indexed Strategy Term, you will not have the ability to transfer out of the Indexed Strategy until the end of the Indexed Strategy Term, and your only recourse will be to remain invested, apply your Contract Value to a Settlement Option, or withdraw or surrender your Contract, which may incur Withdrawal Charges and could, in the case of a withdrawal, significantly reduce or eliminate Indexed Strategy Credits for the current Indexed Strategy Term. No withdrawn or surrendered amounts (including amounts to be applied to a settlement option) will be subject to any downside protection.

Substitution and/or Removal of a Reference Index

There is no guarantee that a Reference Index will be available during the entire time you own the Contract. We may remove a Reference Index for future allocations. We may also substitute a Reference Index during an Indexed Strategy Term. We would take these actions if:

•	The Reference Index is no longer published;

•

We determine that our use of the Reference Index should be discontinued because, for example if, changes to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index or we are no longer licensed to use the Reference Index; or

•	There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

We may replace the terminated Reference Index with an alternate Reference Index. We will attempt to choose an alternate Reference Index that is comparable to the removed Reference Index, but there is no guarantee we will be able to do so. For future allocations, we will notify you before the end of your Indexed Strategy Term in your reallocation notice, and we will include information about all available Indexed Strategies (including the new Reference Index).

For current Indexed Strategy allocations, if we are unable to select and substitute an alternate Reference Index for an existing Reference Index, we will calculate and credit the applicable Indexed Strategy Credit and your Indexed Strategy Value will automatically be reallocated to the Fixed Interest Strategy. This means your risk not participating in any index performance during the period from which the Reference Index is removed until the beginning of a subsequent Indexed Strategy Term.

If we substitute the existing Reference Index with an alternate Reference Index, there is risk that the performance of the new index may not be comparable to the performance of the existing Reference Index. As a result, any amounts allocated to an Indexed Strategy referencing the alternate Reference Index may earn a return that is lower than the return it would have earned if the Reference Index were not substituted.

If the alternate Reference Index is not acceptable to you, you will not have the ability to transfer out of the Indexed Strategy until the end of the Indexed Strategy Term and your only recourse will be to remain invested, apply your Contract Value to a Settlement Option, or withdraw or surrender your Contract, which may incur Withdrawal Charges and could, in the case of a withdrawal, significantly reduce or eliminate Indexed Strategy Credits for the current Indexed Strategy Term. No withdrawn or surrendered amounts (including amounts applied to a settlement option) will be subject any downside protection. Also, because the available Reference Indices are limited, at the end of the Indexed Strategy Term there is a risk that you will have no Indexed Strategy in which you wish to invest.

Adverse Tax Consequences

Certain transactions, such as withdrawals and surrenders, may lead to a taxable event. Withdrawals and surrenders may be subject to federal and state income taxes, including a 10.00% additional tax before age 59 1⁄2. Existing tax laws may change at any time and may affect the tax treatment of the Contract. See “Tax Information.”

Our Financial Strength and Claims-Paying Ability

No company other than Gainbridge Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability.

We may hold some assets to support these guarantees and obligations in both our general account and the Separate Account. Owners of the Contract do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. Like our general account, all of the assets of the Separate Account are chargeable with the claims under this Contract and any of our insurance contract owners, as well as our creditors, and are subject to the liabilities arising from any of our other business.

Whether we hold the assets in the general account or the Separate Account, our guarantees and obligations under the Contract, including any Interest, Death Benefit payments, amounts allocated to the Fixed Interest Strategy, and income payments under available Settlement Options, are subject to our financial strength and long-term claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.

Certain Regulatory Protections Do Not Apply

The Company is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

No Ownership of Underlying Securities

Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the any Reference Index, nor is it equivalent to directly investing in such securities. Hence, you will not be investing in the Reference Index, in any stock included in the Reference Index, in a mutual fund or exchange-traded fund that tracks the Reference Index, or any underlying securities.

Cybersecurity Risk

Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, including the platform used to distribute the Contract through the Gainbridge website at www.gainbridge.life, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), geo-political and military conflicts and cyberattacks. There may be an increased risk of cyber-attacks during periods of geo-political turmoil (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries). These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, interference with or denial of service on the Gainbridge website, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, the Reference Indices, their underlying securities, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyberattacks may interfere with our processing of Contract transactions, including the processing of reallocation requests, impact our ability to calculate and credit Interest on each Business Day, delay our ability to credit Indexed Strategy Credits at the end of any Indexed Strategy Term, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the underlying securities in which any Reference Index invests, which may cause your Contract to lose value. There can be no assurance that we, the Reference Index, or our service providers will avoid losses affecting your Contract due to cyberattacks or information security breaches in the future.

4.	Purchasing the Contract

You may only purchase the Contract through Gainbridge Insurance Agency, on its self-directed electronic platform accessible through the Gainbridge website at www.gainbridge.life. For more information about the Gainbridge website, see “Distribution.” The Contract may be offered to personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408, 408A, or 457 of the Code. We refer to Contracts used with plans that receive favorable tax treatment as “Qualified Contracts.” We refer to all Contracts other than Qualified Contracts as “Non-Qualified Contracts.” A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase the Contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan. Qualified Contracts issued by the Company are subject to the terms of the Qualified Contract endorsement attached to your Contract. Non-Qualified Contracts must be owned by a natural person or held by a trust or other entity as agent for a natural person(s) for the Non-Qualified Contract to receive income tax treatment as an annuity. See “Tax Information” for more information about the tax treatment of the Contract.

The Contract can be owned by an individual who is a natural person. The Owner will also be the Annuitant. The Contract may be issued with respect to any Owner up to a maximum age of 80 years. The Contract issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences may include rights to cancel, issue age limitations, and the general availability of certain features.

This prospectus describes the material rights and obligations of the Owner. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in Appendix C – State Variation Chart. You should read and retain your Contract, amendments, and or/endorsements along with a copy of this prospectus.

The Contract is structured in two periods: an Accumulation Phase and an annuity phase. During the Accumulation Phase, the Contract Value accrues Interest on a tax-deferred basis based on the Strategies that you select. If you select Indexed Strategies, the Daily Index Credits may be positive or negative based on the performance of the Reference Index. The Contract Value may also grow on a tax-deferred basis based on the Fixed Interest Rate for any amounts allocated to the Fixed Interest Strategy. You will be taxed on gains when you take a distribution from the Contract, such as a withdrawal or an annuity payment. Distributions before you reach age 59 1⁄2 may also be subject to a 10% additional tax. See “Tax Information.”

The annuity phase commences when you or a designated payee begin receiving annuity payments pursuant to a Settlement Option. At the start of the annuity phase, you can choose any Settlement Option offered under the Contract. Annuity payments will start on the Annuity Income Date and continue based on the Settlement Option you elect. The Contract offers Settlement Options based on the life of the Annuitant or on any other basis acceptable to the Company. The annuity phase ends when we make the last annuity payment under your selected Settlement Option. See “Annuity Payments.”

Purchase Payments

A Purchase Payment is any amount you pay to the Company as consideration for the benefits provided by the Contract and refers to both the initial Purchase Payment and any additional Purchase Payment(s) made within the Purchase Payment Period. The current Purchase Payment Period is 180 days from the Contract Date. The amount of Purchase Payments may vary. The initial Purchase Payment must be at least $1,000 to purchase a Contract. The maximum annual Individual Retirement Annuity contribution under the Code for 2022 for traditional IRAs and Roth IRAs cannot be more than $6,000 ($7,000 if you are age 50 or older) on a combined basis.

We will accept additional Purchase Payments for the Contract during the Purchase Payment Period; however, the amount of each additional Purchase Payment must be no less than $500, and the sum of all Purchase Payments made with respect to the Contract must not exceed $3,000,000 unless you have requested and received prior approval from the Company. You are not required to make any additional Purchase Payments.

We will not accept any Purchase Payments after the end of the Purchase Payment Period. We will not accept a Purchase Payment after the Owner attains age 80. In all events, no Purchase Payments are permitted on or after the Annuity Income Date.

We reserve the right not to accept any Purchase Payment, even if the Application and subsequent Purchase Payments are in good order, and to limit the number of Contracts you may purchase. This may limit your ability to invest in the Contract and to increase your Contract Value and Death Benefit values.

Once we receive your Purchase Payment and all necessary information in good order through our online application process on www.gainbridge.life or by mail at our Service Address, we will issue the Contract and allocate your payment to the Strategies you elected. If you do not give us all the information we need, we will contact you. If for some reason we are unable to complete this process within five Business Days, we either return your Purchase Payment or obtain your permission to hold it until we get all the necessary information.

If you have questions about the information we require, or whether you can submit certain information by fax, email, or through the Gainbridge website, please contact us through the chat function on the Gainbridge website, by calling (866) 252-9439, or by writing to our Service Address.

You may only allocate Purchase Payments to Indexed Strategies on your Contract Date and at the beginning of subsequent Indexed Strategy Terms. New Indexed Strategy Terms begin on the Contract Date and every three months thereafter (i.e., on a quarterly basis). We will allocate any Purchase Payment we receive after the Contract Date during the Purchase Payment Period to the Fixed Interest Strategy until the next available Indexed Strategy Term, at which time it can be reallocated as described under “Reallocations to Available Strategies.” This means any Purchase Payment received after your Contract Date will not participate in any index performance until (and if) you reallocate it to an Indexed Strategy.

We are not liable for applications that we do not receive. We accept applications exclusively through the Gainbridge website at www.gainbridge.life. We do not accept applications by fax, e-mail or physical mail under any circumstance. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please contact us by calling (866) 252-9439. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

Right to Cancel

You may cancel the Contract for any reason within 10 days of receipt (or any longer period as may be required by applicable law in the state where the Contract was delivered or issued for delivery) by sending written notice of cancellation to the Company or to an agent of the Company, by phone at 1-866-252-9439 or by return of the Contract to our Service Address or to the office of the Company. Upon cancellation, the Company will return the Purchase Payments paid, less any proceeds paid by the Company. Withdrawal Charges are not assessed if you exercise your right to cancel. See Appendix C – State Variation Chart, for variations in the right to cancel that may apply based on your state. If you exercise your Right to Cancel and we are required to return your Contract Value, you should note that your Contract Value will reflect any negative performance since the start of the Indexed Strategy Term. This is because any Indexed Strategy Credits (which provide a level of downside protection) only apply on the last day of the Indexed Strategy Term.

Allocation and Reallocation of Purchase Payments and Contract Value

We will allocate Your initial Purchase Payment to one or more Strategies based on the selection you made on the Application.

We will allocate any Purchase Payments we receive after the Contract Date but during the Purchase Payment Period to the Fixed Interest Strategy until the beginning of the next available Indexed Strategy Term, at which time they can be reallocated as described below.

During the Accumulation Phase and subject to the following, you may request to reallocate Your Contract Value at the end of any Indexed Strategy Term among the available Strategies by notifying us by Written Request. Prior to the end of each Indexed Strategy Term, we will provide you with a notice showing the current Fixed Interest Rate and available Indexed Strategies, To reallocate your Contract Value, you must provide us your new allocation instructions by the deadline stated in the reallocation notice. You may submit your instructions by Written Request on our form or by other means acceptable to us, which may include by telephone or by electronic submission as we may specify on the reallocation notice.

You may reallocate Fixed Interest Strategy Value only at the beginning of a new Indexed Strategy Term. You may not reallocate your Indexed Strategy Value to another Indexed Strategy Term or the Fixed Interest Strategy Term before the end of your Indexed Strategy Term. You may still access your Contract Value by a partial withdrawal or a full surrender. This means that if you are not satisfied with the Reference Index performance during the Indexed Strategy Term, you will not have the ability to transfer out of the Indexed Strategy until the end of the Indexed Strategy Term, and your only recourse will be to remain invested, apply your Contract Value to a Settlement Option or withdraw or surrender your Contract, which may incur Withdrawal Charges and could, in the case of a withdrawal, significantly reduce or eliminate Indexed Strategy Credits for the current Indexed Strategy Term. No withdrawn or surrendered amounts (including amounts applied to a settlement option) will be subject any downside protection.

If we do not receive your Written Request for a reallocation by the date specified in the reallocation notice, you will be deemed to have elected to continue the same allocations, without any reallocation or rebalancing, from the previous Indexed Strategy Term.

If the Indexed Strategy is unavailable, we will automatically reallocate your Indexed Strategy Value to the Fixed Interest Strategy at the end of the current Indexed Strategy Term, unless You specify a different reallocation by Written Request before the start of the subsequent Indexed Strategy Term.

Allocations and reallocations to any Strategy must be in whole percentages and not less than $2,000. You may not allocate Contract Value to an Indexed Strategy Term that ends after the Maturity Date.

5.	Available Strategies

The Contract offers a Fixed Interest Strategy and multiple Indexed Strategies for the calculation and crediting of Interest.

Fixed Interest Strategy

We calculate and credit Interest daily for the Fixed Interest Strategy based on the Fixed Interest Rate, which will always be at least 1.00%. The guaranteed minimum fixed interest rate may be lower in some states. See Appendix B – Minimum Fixed Interest Rate. We set a current rate for each Contract Year, which is provided in a notice delivered prior to the end of each Contract Year with respect to the subsequent Contract Year. The current Fixed Interest Rates for the Contract can be found in each reallocation notice, annual statement, and will be made available on the Gainbridge website at www.gainbridge.life. The Fixed Interest Strategy Value is increased by Purchase Payment allocations and Contract Value reallocations to the Fixed Interest Strategy and daily credited Interest on amounts allocated to the Fixed Interest Strategy. The Fixed Interest Strategy Value is decreased by withdrawals (including any applicable Withdrawal Charge or Premium Taxes) and reallocations from the Fixed Interest Strategy to an Indexed Strategy.

Indexed Strategies

We offer three Indexed Strategies that accrue Interest daily based on changes in the value of the Reference Index, which can be positive or negative. The Indexed Strategies offer different levels of protection against negative Interest resulting from negative Reference Index performance through the payment of an Indexed Strategy Credit at the end of the Indexed Strategy Term.

None of the Indexed Strategies limits exposure to upside performance. We currently offer 72-month (six-year) Indexed Strategy Terms for the Buffer Indexed Strategy and the Floor Indexed Strategy, and three-month Indexed Strategy Terms for the Coupon Indexed Strategy.

The chart below lists the combination of Indexed Strategy, Reference Index, Indexed Strategy Term, and Indexed Strategy Credit that are currently available:

Indexed Strategy	Reference Index	Indexed Strategy Term	Current Buffer Factor, Coupon Rate, or Floor Factor, as applicable
Buffer	S&P 500® Price Return Index	72 Months (6 Years)	40.00%
Coupon	S&P 500® Total Return Index	3 Months	0.25% per Indexed Strategy Term – 1% annually
Floor	S&P 500® Price Return Index	72 Months (6 Years)	90.00%

Currently, you may choose from the following Indexed Strategies:

•

The Buffer Indexed Strategy, which accrues Daily Index Credits and includes a Buffer Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term. The Buffer Indexed Strategy limits the amount of negative Interest that may be applied to the Indexed Strategy Value by providing a Buffer Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, losses will be reduced, in whole or in part, by the Buffer Credit. The Buffer Credit for any Indexed Strategy Term will not exceed the Buffer, which is calculated as a percentage (“Buffer Factor”) of the Buffer Credit Base on the last day of the applicable Indexed Strategy Term.

For example: If the Reference Index performance over the Indexed Strategy Term is -15.00% and the Buffer Factor is 10.00%, we will protect you from 10.00% of the negative Reference Index performance by providing a Buffer Credit at the end of the applicable Indexed Strategy Term equal to 10.00% of the negative Reference Index performance, and you will bear the loss of -5.00% (the extent that the negative Reference Index performance exceeds the Buffer Factor). Deductions from the Buffer Indexed Strategy during the Indexed Strategy Term will reduce the Buffer Credit Base on a pro rata basis, and this reduction could be significantly more than the dollar amount of such Deductions.

•

Coupon Indexed Strategy, which accrues Daily Index Credits, does not specifically limit the negative Interest that may be applied to the Coupon Indexed Strategy but instead, in addition to Daily Index Credits, includes a Coupon Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term regardless of whether the performance of the Reference Index is positive or negative at the end of the Indexed Strategy Term. This means that the Coupon Credit will always increase any gains when the performance of the Reference Index is positive over the Indexed Strategy Term and will always reduce any losses when the performance of the Reference Index is negative over the Indexed strategy Term. The Coupon Credit for each Indexed Strategy Term is calculated as a percentage (“Coupon Rate”) of the Coupon Credit Base at the end of the Indexed Strategy Term.

For example: If the Reference Index performance over the Indexed Strategy Term is 15.00% and the Coupon Rate is 0.25%, we will credit you with an additional 0.25% of your initial Indexed Strategy Value by providing a Coupon Credit at the end of the applicable Indexed Strategy Term, increasing your gains from 15.00% to 15.25%. Alternatively, if the Reference Index performance over the Indexed Strategy Term is -15.00%, we will credit you with an additional 0.25% of your initial Indexed Strategy Value by providing a Coupon Credit at the end of the applicable Indexed Strategy Term, reducing your losses from -15.00% to -14.75%. Deductions from the Coupon Indexed Strategy during the Indexed Strategy Term will reduce the Coupon Credit Base by the amount of such Deductions on a dollar for dollar basis.

•

The Floor Indexed Strategy, which accrues Daily Index Credits and includes a Floor Credit as part of the Interest calculation on the last day of the applicable Indexed Strategy Term. The Floor Indexed Strategy establishes a minimum Indexed Strategy Value by providing a Floor Credit at the end of the applicable Indexed Strategy Term. This means that if the performance of the Reference Index is negative over an Indexed Strategy Term, any losses may be reduced by the Floor Credit, which is calculated as the difference, at the end of the Indexed Strategy Term, of (i) the Floor Credit Base, minus (ii) the Indexed Strategy Value.

For example: If the Reference Index performance over the Indexed Strategy Term is -15.00% and the Floor Factor is 90%, we will protect you from 5.00% of the negative Reference Index performance by providing a Floor Credit at the end of the applicable Indexed Strategy Term equal to 5.00% of the negative Reference Index performance, and you will bear the loss of -10.00% (the negative Reference Index performance in excess of the Floor Credit). Deductions from the Floor Indexed

Strategy during the Indexed Strategy Term will reduce the Floor Credit Base on a pro rata basis, and this reduction could be significantly more than the dollar amount of such Deductions.

For more detailed examples, see “Contract Value.”

The Indexed Strategies offer different levels of downside protection against negative Interest, resulting from negative performance of the Reference Index, through the payment of an Indexed Strategy Credit on the last day of the Indexed Strategy Term. The Indexed Strategy Credit will never be less than zero. The Indexed Strategies do not offer any level of downside protection on any other day of the Indexed Strategy Term. This is because the Buffer Credit, Coupon Credit and Floor Credit only apply on the last day of the Indexed Strategy Term. The Coupon Credit both reduces potential losses and increases potential gains. The Buffer and Floor Credits each reduce potential losses but do not increase potential gains.

We may change the available Indexed Strategies in the future, and/or add additional Indexed Strategies. Such Indexed Strategies may include features that limit upside performance, Reference Indices and/ or provide longer Indexed Strategy Terms. We will never offer a Buffer Factor less than 20.00%; a Coupon Rate less than 0.20% annually; and/or a Floor Factor less than 75.00%. We guarantee always to offer the Fixed Interest Strategy and the Coupon Strategy.

The Reference Indices available, depending on the Indexed Strategy you , are: (i) the S&P 500® Total Return Index, and (ii) the S&P 500® Price Return Index.

About the Reference Indices

S&P 500® Total Return Index

The S&P 500® Total Return Index supports the Coupon Indexed Strategy. The S&P 500® Total Return Index was established by Standard & Poor’s. The S&P 500® Total Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75.00% coverage of U.S. Equities. The S&P 500® Total Return Index includes dividends and other distributions declared by the companies included in the index by assuming they are reinvested in the entire index.

S&P 500® Price Return Index

The S&P 500® Price Return Index supports the Buffer Indexed Strategy and the Floor Indexed Strategy. The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75.00% coverage of U.S. Equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this index.

The Indexed Strategies do not directly participate in the returns of the underlying securities of either Reference Index and do not directly receive any dividends or other distributions declared on the underlying securities. The performance of the S&P 500® Price Return Index will not reflect the full investment performance of the underlying securities because it does not reflect dividends or distributions paid on the underlying securities.

There is additional information about the use of the S&P 500 Total Return Index and the S&P 500 Price Return Index as the Reference Indices in Appendix D – Index Disclaimers.

Substitution and/or Removal of a Reference Index

There is no guarantee that the Reference Index will remain available for the entire time you own your Contract or for the duration of any individual Indexed Strategy Term.

We may remove an existing Reference Index for future allocations. We may also substitute a Reference Index during an Indexed Strategy Term. We would take these actions if:

•	The Reference Index is no longer published;

•

We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index or we are no longer licensed to use the Reference Index; or

•	There is a substantial change in the calculation of the Reference Index.

We will attempt to choose an alternate Reference Index that is comparable to the original Reference Index, but there is no guarantee we will be able to do so. The selection criteria for an alternative Reference Index may include the following:

•

There is a sufficiently large market in exchange traded and/or over-the-counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge Indexed Strategy Credits;

•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.

Any replacement index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued, if required to do so by state law.

For future allocations, we will notify you in your reallocation notice, and we will include information about all available Indexed Strategies (including the new Reference Index).

For current Indexed Strategy allocations, if we are unable to select and substitute an alternate Reference Index for the existing Reference Index, we will calculate and credit the applicable Indexed Strategy Credit and we will automatically reallocate your Indexed Strategy Value to the Fixed Interest Strategy. This means your risk not participating in any index performance during the period from which the Reference Index is removed until the beginning of the subsequent Indexed Strategy Term.

Any change in Reference Index may affect the Daily Index Credits and the Indexed Strategy Credits you earn. There is risk that the performance of the alternate Reference Index may not be comparable to the performance of the existing Reference Index. As a result, you may earn a rate of return that is lower than the rate of return it would have earned if the existing Reference Index was not substituted.

If the alternate Reference Index is not acceptable to you, you will not have the ability to transfer out of the Indexed Strategy until the end of the Indexed Strategy Term, and your only recourse will be to remain invested or withdraw or surrender your Contract Value, which may incur Withdrawal Charges and could, in the case of withdrawals, significantly reduce or eliminate your Indexed Strategy Credits for the current Indexed Strategy Term.

The Buffer rate, Coupon Factor or Floor Rate in effect for the current Indexed Strategy Term will not change as a result of the substitution.

You may elect to have the Indexed Strategy Value reallocated to one or more of the available Strategies at the end of the Indexed Strategy Term by providing us Written Notice no later than two Business Days prior to the end of the Indexed Strategy Term. If you do not provide us Written Notice of such election, the Indexed Strategy Value, including any Interest credited, will be automatically reallocated to the Fixed Interest Strategy at the end of the Indexed Strategy Term.

In general, because the number of available Reference Indices are limited, there is a risk that there will be no Indexed Strategy in which you wish to invest at the end of the applicable Indexed Strategy Term.

6.	Contract Value

The Contract Value on any date equals the sum of the Fixed Interest Strategy Value and all Indexed Strategy Values as of such date.

Fixed Interest Strategy Value

For any amount allocated to the Fixed Interest Strategy, we will calculate and credit Interest daily at the Fixed Interest Rate. The Fixed Interest Strategy Value is increased by Purchase Payment allocations and Contract Value reallocations from the Indexed Strategies and daily credited Interest on amounts allocated to the Fixed Interest Strategy. The Fixed Interest Strategy Value is decreased by withdrawals (including any applicable Withdrawal Charge or Premium Taxes) and reallocations from the Fixed Interest Strategy to an Indexed Strategy. The Fixed Interest Rate is guaranteed never to be less than 1.00%. The initial Fixed Interest Rate will be included in your Contract; the Fixed Interest Rate for each subsequent Contract Year will be provided to you in a reallocation notice before the end of the previous Contract Year.

Daily Interest Credits

For each Indexed Strategy to which you have allocated Contract Value, we will determine the Daily Index Credit to be credited at the end of each Business Day based on changes in the value of the applicable Reference Index, which may be positive or negative. The Daily Index Credit is equal to:

DICt	=	(	IVt – IVt–1)	x	(ISVt–1 – DEDt	)
IVt–1

where:

• DICt	=	The Daily Index Credit for that Business Day

• IVt	=	The Reference Index Value at the end of that Business Day

• IVt-1	=	The Reference Index Value at the end of the previous Business Day

• ISVt-1	=	The Indexed Strategy Value at the end of the previous Business Day

• DEDt	=	The amount of all Deductions taken from the applicable Indexed Strategy since the end of the previous Business Day

Daily Index Credit Example 1: Reference Index Positive Performance

Assume the following:

•	The Indexed Strategy Value at the end of the previous Business Day = 8,500
•	Deductions taken from the Indexed Strategy on the current Business Day = 500
•	Reference Index Value at the end of the previous Business Day = 4,300
•	Reference Index Value at the end of the current Business Day = 4,400

To determine the Daily Index Credit, we first calculate the percentage change in the Reference Index Value by subtracting the Reference Index Value at the end of the previous Business Day from the Reference Index Value at the end of the current Business Day (4,400 – 4,300 = 100) and dividing by the Reference Index Value at the end of the previous Business Day (100/4,300 = 2.33%). We then subtract the Deductions taken from the Indexed Strategy Value on the current Business Day from the Indexed Strategy Value at the end of the previous Business Day ($8,500 – $500 = $8,000), and multiply by the percentage change in the Reference Index Value (2.33% x $8,000 = $186.40). This amount equals the Daily Index Credit and is added to the Indexed Strategy Value.

The Daily index Credit is equal to:

(4,400 – 4,300)	x	(8,500 – 500)
4,300

= 2.33% x 8,000

= 186.40

The Indexed Strategy Value at the end of that Business Day after the Daily Index Credit is equal to:

8,500 – 500 + 186.40

= 8,186.40

Daily Index Credit Example 2: Reference Index Negative Performance

Assume the following:

•	The Indexed Strategy Value at the end of the previous Business Day = 8,500
•	Deductions taken from the Indexed Strategy on the current Business Day = 500
•	Reference Index Value at the end of the previous Business Day = 4,300
•	Reference Index Value at the end of the current Business Day = 4,200

To determine the Daily Index Credit, we first calculate the percentage change in the Reference Index Value by subtracting the Reference Index Value at the end of the previous Business Day from the Reference Index Value at the end of the current Business Day (4,200 – 4,300 = -100) and dividing by the Reference Index Value at the end of the previous Business Day(-100/4,300 = -2.33%). We then subtract the Deductions taken from the Indexed Strategy Value on the current Business Day from the Indexed Strategy Value at the end of the previous Business Day ($8,500 – $500 = $8,000), and multiply by the percentage change in the Reference Index Value (-2.33% x $8,000 = $-186.40). This amount equals the Daily Index Credit and is added to the Indexed Strategy Value.

The Daily index Credit is equal to:

(4,200 – 4,300)	x	(8,500 – 500)
4,300

= -2.33% x 8,000

= -186.40

The Indexed Strategy Value at the end of that Business Day after the Daily Index Credit is equal to:

8,500 – 500 – 186.40

= 7,813.60

Buffer Indexed Strategy Value

We will determine the Indexed Strategy Value for the Buffer Indexed Strategy for each Business Day on which you have an allocation to the Buffer Indexed Strategy.

At the beginning of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the amount of your allocation to the Buffer Indexed Strategy, including reallocations.

The Buffer Credit Base is equal to the Indexed Strategy Value.

On each Business Day during the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Buffer Indexed Strategy on that day, plus the Daily Index Credit for the Buffer Indexed Strategy.

The Buffer Credit Base is equal to     A x (1 – (B/C))

where:

•	A	= The Buffer Credit Base at the end of the previous Business Day
•	B	= The amount of all Deductions taken from the Buffer Indexed Strategy since the end of the previous Business Day
•	C	= The Indexed Strategy Value before any Deductions

At the end of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Buffer Indexed Strategy on that day, plus the Daily Index Credit for the Buffer Indexed Strategy, plus any applicable Buffer Credit.

If the Indexed Strategy Value is greater than the Buffer Credit Base, then the Buffer Credit is zero.

If the Indexed Strategy Value is less than or equal to the Buffer Credit Base, then the Buffer Credit is equal to the lesser of:

(i)  the Buffer Credit Base at the end of the Indexed Strategy Term minus the Indexed Strategy Value at the end of the Indexed Strategy Term; and

(ii)  the Buffer at the end of the Indexed Strategy Term.

If the end of the Indexed Strategy Term falls on a non-Business Day, then the Buffer Credit will be effective as of that day but will be calculated using the Buffer Credit Base and Indexed Strategy Value on the most recent Business Day and applied to the Indexed Strategy Value on the next Business Day.

Buffer Indexed Strategy Example 1 : Buffer Credit with Positive Reference Index Performance

Assume the following:

•	You make a single allocation to the Buffer Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Buffer Factor is 10%;
•	There are no Deductions during the Indexed Strategy Term; and
•	The Indexed Strategy Value increases by 4.0% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Buffer Credit Base	Buffer	Indexed Strategy Value After Growth	Buffer Credit	End of Year Indexed Strategy Value

(a)	0	10,000	10,000	1,000	10,000	-	10,000

	1	10,000	10,000	1,000	10,400	-	10,400

	2	10,400	10,000	1,000	10,816	-	10,816

	3	10,816	10,000	1,000	11,249	-	11,249

	4	11,249	10,000	1,000	11,699	-	11,699

	5	11,699	10,000	1,000	12,167	-	12,167

(b)	6	12,167	10,000	1,000	12,653	0.00	12,653

(a)	On the Contract Date, your Indexed Strategy Value and your Buffer Credit Base are equal to your initial Purchase Payment of $10,000.
(b)	At the end of the Indexed Strategy Term, the Indexed Strategy Value is greater than the Buffer Credit Base. Therefore, the Buffer Credit is $0.

Buffer Indexed Strategy Example 2: Buffer Credit with Negative Reference Index Performance Exceeding the Buffer

Assume the following:

•	You make a single allocation to the Buffer Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Buffer Factor is 10%;
•	There are no Deductions during the Indexed Strategy Term; and
•	The Indexed Strategy Value decreases by 5.0% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Buffer Credit Base	Buffer	Indexed Strategy Value After Growth	Buffer Credit	End of Year Indexed Strategy Value

(a)	0	10,000	10,000	1,000	10,000	-	10,000

	1	10,000	10,000	1,000	9,500	-	9,500

	2	9,500	10,000	1,000	9,025	-	9,025

	3	9,025	10,000	1,000	8,574	-	8,574

	4	8,574	10,000	1,000	8,145	-	8,145

	5	8,145	10,000	1,000	7,738	-	7,738

(b)	6	7,738	10,000	1,000	7,351	1,000	8,351

(a)	On the Contract Date, your Indexed Strategy Value and your Buffer Credit Base are equal to your initial Purchase Payment of $10,000.
(b)

At the end of the Indexed Strategy Term, the Indexed Strategy Value is less than the Buffer Credit Base. The Buffer Credit is equal to the lesser of the difference between the Buffer Credit Base and the Indexed Strategy Value ($2,649) and the Buffer ($1,000). The end of year Indexed Strategy Value thus reflects a $1,000 Buffer Credit.

Buffer Indexed Strategy Example 3: Buffer Credit with Negative Reference Index Performance That is Less Than the Buffer

Assume the following:

•	You make a single allocation to the Buffer Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Buffer Factor is 10%;
•	There are no Deductions during the Indexed Strategy; and
•	The Indexed Strategy Value decreases by 1.0% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Buffer Credit Base	Buffer	Indexed Strategy Value After Growth	Buffer Credit	End of Year Indexed Strategy Value

(a)	0	10,000	10,000	1,000	10,000	-	10,000

	1	10,000	10,000	1,000	9,900	-	9,900

	2	9,900	10,000	1,000	9,801	-	9,801

	3	9,801	10,000	1,000	9,703	-	9,703

	4	9,703	10,000	1,000	9,606	-	9,606

	5	9,606	10,000	1,000	9,510	-	9,510

(b)	6	9,510	10,000	1,000	9,415	585	10,000

(a)	On the Contract Date, your Indexed Strategy Value and your Buffer Credit Base are equal to your initial Purchase Payment of $10,000.
(b)

At the end of the Indexed Strategy Term, the Indexed Strategy Value is less than the Buffer Credit Base. The Buffer Credit is equal to the lesser of the difference between the Buffer Credit Base and the Indexed Strategy Value ($585) and the Buffer ($1,000). The end of year Indexed Strategy Value thus reflects a $585 Buffer Credit.

Buffer Indexed Strategy Example 4: Effect of Withdrawal on Buffer Credit Base

Assume the following:

•	You make a single allocation to the Buffer Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Buffer Factor is 10%; and
•	The Indexed Strategy Value decreases by 5.0% annually over the Indexed Strategy Term.

	Buffer Term Year	Beginning of Year Indexed Strategy Value	Buffer Credit Base	Buffer	Indexed Strategy Value After Growth	Withdrawal Amount	Indexed Strategy Value After Deductions	Buffer Credit Base After Deductions	Buffer after Deductions	Buffer Credit	End of Year Indexed Strategy Value

(a)	0	10,000	10,000	1,000	10,000	-	10,000	10,000	1,000	-	10,000

	1	10,000	10,000	1,000	9,500	-	9,500	10,000	1,000	-	9,500

	2	9,500	10,000	1,000	9,025	-	9,025	10,000	1,000	-	9,025

(b)	3	9,025	10,000	1,000	8,574	2,000	6,574	7,667	767	-	6,574

	4	6,574	7,667	767	6,245	-	6,245	7,667	767	-	6,245

	5	6,245	7,667	767	5,933	-	5,933	7,667	767	-	5,933

	6	5,933	7,667	767	5,636		5,636	7,667	767	767	6,403

(a)	On the Contract Date, your Indexed Strategy Value and your Buffer Credit Base are equal to your initial Purchase Payment of $10,000.

(b)

There is a $2,000 withdrawal, reducing the Indexed Strategy Value by $2,000 and the Buffer Credit Base by $2,333, proportional to the reduction in Indexed Strategy Value. The Buffer is reduced based on the reduced Buffer Credit Base.

(c)

At the end of the Indexed Strategy Term, the Indexed Strategy Value is less than the Buffer Credit Base. The Buffer Credit is equal to the lesser of the difference between the Buffer Credit Base and the Indexed Strategy Value ($2,031) and the Buffer ($767). The end of year Indexed Strategy Value thus reflects a $767 Buffer Credit.

Coupon Indexed Strategy Value

We will determine the Indexed Strategy Value for the Coupon Indexed Strategy for each Business Day on which you have an allocation to the Coupon Indexed Strategy.

At the beginning of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the amount of your allocation to the Coupon Indexed Strategy, including reallocations.

The Coupon Credit Base is equal to the Indexed Strategy Value.

On each Business Day during the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Coupon Indexed Strategy on that day, plus the Daily Index Credit for the Coupon Indexed Strategy.

The Coupon Credit Base is equal to the Coupon Credit Base at the end of the previous Business Day minus the amount of all Deductions taken from the Coupon Indexed Strategy since the end of the previous Business Day. Each Deduction will reduce the Coupon Credit Base by the dollar amount of the Deduction.

At the end of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Coupon Indexed Strategy on that day, plus the Daily Index Credit for the Coupon Indexed Strategy, plus any applicable Coupon Credit.

The Coupon Credit is equal to:

CCT	=	CRT	x	CCBt	x	CT
12

where:

• CCT	=	The Coupon Credit for the Indexed Strategy Term
• CRT	=	The Coupon Rate applicable to the Indexed Strategy Term
• CCBt	=	The Coupon Credit Base at the end of the Indexed Strategy Term
• CT	=	The Indexed Strategy Term in months

If the end of the Indexed Strategy Term falls on a non-Business Day, then the Coupon Credit will be effective as of that day but will be calculated using the Coupon Credit Base on the most recent Business Day and applied to the Indexed Strategy Value on the next Business Day.

Coupon Indexed Strategy Example 1: Coupon Credit with Positive Reference Index Performance

Assume the following:

•	You make a single allocation to the Coupon Indexed Strategy of $10,000 on the Contract Date;
•	There is a three-month Indexed Strategy Term;
•	The Coupon Rate is 1.00%;
•	The Indexed Straategy Value increases by 1.0% monthly during the first two Indexed Strategy Terms;
•	There are no Deductions during the Indexed Strategy Terms; and
•	At the end of the first Indexed Strategy Term, the entire Indexed Strategy Value is reallocated into the Coupon Indexed Strategy.

	Month	Coupon Term Month	Beginning of Month Indexed Strategy Value	Coupon Credit Base	Indexed Strategy Value After Growth	Coupon Credit	End of Month Indexed Strategy Value

(a)	0	0	10,000	10,000	10,000	-	10,000

	1	1	10,000	10,000	10,100	-	10,100

	2	2	10,100	10,000	10,201	-	10,201

(b)	3	3	10,201	10,000	10,303	25	10,328

(c)	4	1	10,328	10,328	10,431	-	10,431

	5	2	10,431	10,328	10,536	-	10,536

(d)	6	3	10,536	10,328	10,641	26	10,667

(a)	On the Contract Date, your Indexed Strategy Value and your Coupon Credit Base are equal to your initial Purchase Payment of $10,000.
(b)

At the end of the first Indexed Strategy Term, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $10,000 x 3 / 12 = $25). The resulting Indexed Strategy Value thus reflects a $25 Coupon Credit.

(c)	At the beginning of the new Indexed Strategy Term, the Coupon Credit Base is set equal to the Indexed Strategy Value.
(d)

At the end of the second Indexed Strategy, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $10,328 x 3 / 12 = $26). The resulting Indexed Strategy Value thus reflects a $26 Coupon Credit.

Coupon Indexed Strategy Example 2: Coupon Credit with Negative Reference Index Performance

Assume the following:

•	You make a single allocation to the Coupon Indexed Strategy of $10,000 on the Contract Date;
•	There is a three-month Indexed Strategy Term;
•	The Coupon Rate is 1.00%;
•	The Indexed Strategy Value decreases by 1.0% monthly during the first two Indexed Strategy Terms;
•	There are no Deductions during the Indexed Strategy Terms; and
•	At the end of the first Indexed Strategy Term, the entire Indexed Strategy Value is reallocated into the Coupon Indexed Strategy.

	Month	Coupon Term Month	Beginning of Month Indexed Strategy Value	Coupon Credit Base	Indexed Strategy Value After Growth	Coupon Credit	End of Month Indexed Strategy Value

(a)	0	0	10,000	10,000	10,000	-	10,000

	1	1	10,000	10,000	9,900	-	9,900

	2	2	9,900	10,000	9,801	-	9,801

(b)	3	3	9,801	10,000	9,703	25	9,728

(c)	4	1	9,728	9,728	9,631	-	9,631

	5	2	9,631	9,728	9,534	-	9,534

(d)	6	3	9,534	9,728	9,439	24	9,463

(a)	On the Contract Date, your Indexed Strategy Value and your Coupon Credit Base are equal to your initial Purchase Payment of $10,000.
(b)

At the end of the first Indexed Strategy Term, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $10,000 x 3 / 12 = $25). The resulting Indexed Strategy Value reflects a $25 Coupon Credit.

(c)	At the beginning of the new Indexed Strategy Term, the Coupon Credit Base is set equal to the Indexed Strategy Value.
(d)

At the end of the second Indexed Strategy Term, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $9,728 x 3 / 12 = $24). The resulting Indexed Strategy Value thus reflects a $24 Coupon Credit.

Coupon Indexed Strategy Example 3: Effect of Withdrawal on Coupon Credit Base

Assume the following:

•	You make a single allocation to the Coupon Indexed Strategy of $10,000 on the Contract Date;
•	There is a three-month Indexed Strategy Term;
•	The Coupon Rate is 1.00%;
•	The Indexed Strategy Value increases by 1.0% monthly during the first two Indexed Strategy Terms; and
•	At the end of the first Indexed Strategy Term, the entire Indexed Strategy Value is reallocated into the Coupon Indexed Strategy.

	Month	Coupon Term Month	Beginning of Month Indexed Strategy Value	Coupon Credit Base	Indexed Strategy Value After Growth	Withdrawal Amount	Indexed Strategy Value After Deductions	Coupon Credit Base After Deductions	Coupon Credit	End of Month Indexed Strategy Value

(a)	0	0	10,000	10,000	10,000	-	10,000	10,000	-	10,000

	1	1	10,000	10,000	10,100	-	10,100	10,000	-	10,100

	2	2	10,100	10,000	10,201	-	10,201	10,000	-	10,201

(b)	3	3	10,201	10,000	10,303	-	10,303	10,000	25	10,328

(c)	4	1	10,328	10,328	10,431	-	10,431	10,328	-	10,431

(d)	5	2	10,431	10,328	10,536	2,000	8,536	8,328	-	8,536

(e)	6	3	8,536	8,328	8,621	-	8,621	8,328	21	8,642

(a)	On the Contract Date, your Indexed Strategy Value and your Coupon Credit Base are equal to your initial Purchase Payment of $10,000.

(b)

At the end of the first Indexed Strategy Term, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $10,000 x 3 / 12 = $25). The resulting Indexed Strategy Value thus reflects a $25 Coupon Credit.

(c)	At the beginning of the new Indexed Strategy Term, the Coupon Credit Base is set equal to the Indexed Strategy Value.
(d)	There is a $2,000 withdrawal, reducing both the Indexed Strategy Value and Coupon Credit Base by $2,000.
(e)

At the end of the second Indexed Strategy Term, the Coupon Credit is calculated by multiplying the Coupon Rate by the Coupon Credit Base and further multiplying by the length of the Indexed Strategy Term in months, divided by 12 (1.0% x $8,328 x 3 / 12 = $21). The resulting Indexed Strategy Value thus reflects a $21 Coupon Credit.

Floor Indexed Strategy Value

We will determine the Indexed Strategy Value for the Floor Indexed Strategy for each Business Day on which you have an allocation to the Floor Indexed Strategy.

At the beginning of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the amount of your allocation to the Floor Indexed Strategy, including reallocations.

The Floor Credit Base is equal to the Indexed Strategy Value multiplied by the Floor Factor.

On each Business Day during the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Floor Indexed Strategy on that day, plus the Daily Index Credit for the Floor Indexed Strategy.

The Floor Credit Base is equal to:    A x (1 – (B/C))

where:

•	A	= The Floor Credit Base at the end of the previous Business Day
•	B	= The amount of all Deductions taken from the Floor Indexed Strategy since the end of the previous Business Day
•	C	= The Indexed Strategy Value before any Deductions

At the end of the Indexed Strategy Term:

The Indexed Strategy Value is equal to the Indexed Strategy Value at the end of the previous Business Day, minus any Deductions from the Floor Indexed Strategy on that day, plus the Daily Index Credit for the Floor Indexed Strategy, plus any applicable Floor Credit.

If the Indexed Strategy Value is greater than the Floor Credit Base, then the Floor Credit is zero.

If the Indexed Strategy Value is less than or equal to the Floor Credit Base, then the Floor Credit is equal to the Floor Credit Base at the end of the Indexed Strategy Term minus the Indexed Strategy Value at the end of the Indexed Strategy Term.

If the end of the Indexed Strategy Term falls on a non-Business Day, then the Floor Credit will be effective as of that day but will be calculated using the Floor Credit Base and Indexed Strategy Value on the most recent Business Day and applied to the Indexed Strategy Value on the next Business Day.

Floor Indexed Strategy Example 1: Floor Credit with Positive Reference Index Performance

Assume the following:

•	You make a single allocation to the Floor Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Floor Factor is 90%;
•	There are no Deductions during the Indexed Strategy Term; and
•	The Indexed Strataegy Value increases by 4.0% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Floor Credit Base	Indexed Strategy Value After Growth	Floor Credit	End of Year Indexed Strategy Value

(a)	0	10,000	9,000	10,000	-	10,000

	1	10,000	9,000	10,400	-	10,400

	2	10,400	9,000	10,816	-	10,816

	3	10,816	9,000	11,249	-	11,249

	4	11,249	9,000	11,699	-	11,699

	5	11,699	9,000	12,167	-	12,167

(b)	6	12,167	9,000	12,653	0.00	12,653

(a)

On the Contract Date, your Indexed Strategy Value is equal to your initial Purchase Payment of $10,000. Your Floor Credit Base is equal to your initial Purchase Payment multiplied by the Floor Factor ($10,000 x 90% = $9,000).

(b)	At the end of the Indexed Strategy Term, the Indexed Strategy Value is greater than the Floor Credit Base. Therefore, the Floor Credit is $0.

Floor Indexed Strategy Example 2: Floor Credit with Negative Reference Index Performance that Remains Greater than the Floor Credit Base

Assume the following:

•	You make a single allocation to the Floor Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Floor Factor is 90%;
•	There are no Deductions during the Indexed Strategy Term; and
•	The Indexed Strategy Value decreases by 1.5% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Floor Credit Base	Indexed Strategy Value After Growth	Floor Credit	End of Year Indexed Strategy Value

(a)	0	10,000	9,000	10,000	-	10,000

	1	10,000	9,000	9,850	-	9,850

	2	9,850	9,000	9,702	-	9,702

	3	9,702	9,000	9,557	-	9,557

	4	9,557	9,000	9,413	-	9,413

	5	9,413	9,000	9,272	-	9,272

(b)	6	9,272	9,000	9,133	0.00	9,133

(a)

On the Contract Date, your Indexed Strategy Value is equal to your initial Purchase Payment of $10,000. Your Floor Credit Base is equal to your initial Purchase Payment multiplied by the Floor Factor ($10,000 x 90% = $9,000).

(b)	At the end of the Indexed Strategy Term, the Indexed Strategy Value is greater than the Floor Credit Base of $9,000. Therefore, the Floor Credit is $0.

Floor Indexed Strategy Example 3: Floor Credit with Negative Reference Index Performance Below the Floor Credit Base

Assume the following:

•	You make a single allocation to the Floor Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Floor Factor is 90%;
•	There are no Deductions during the Indexed Strategy Term; and
•	The Indexed Strategy Value decreases by 5.0% annually over the Indexed Strategy Term.

	Indexed Strategy Term Year	Beginning of Year Indexed Strategy Value	Floor Credit Base	Indexed Strategy Value After Growth	Floor Credit	End of Year Indexed Strategy Value

(a)	0	10,000	9,000	10,000	-	10,000

	1	10,000	9,000	9,500	-	9,500

	2	9,500	9,000	9,025	-	9,025

	3	9,025	9,000	8,574	-	8,574

	4	8,574	9,000	8,145	-	8,145

	5	8,145	9,000	7,738	-	7,738

(b)	6	7,738	9,000	7,351	1,649	9,000

(a)

On the Contract Date, your Indexed Strategy Value is equal to your initial Purchase Payment of $10,000. Your Floor Credit Base is equal to your initial Purchase Payment multiplied by the Floor Factor ($10,000 x 90.00% = $9,000).

(b)

At the end of the Indexed Strategy Term, the Indexed Strategy Value is less than the Floor Credit Base. The Floor Credit is equal to the difference between the Floor Credit Base and the Indexed Strategy Value ($9,000-$7,351 = $1,649). The end of year Indexed Strategy Value thus reflects a $1,649 Floor Credit.

Floor Indexed Strategy Example 4: Effect of Withdrawal on Floor Credit Base

Assume the following:

•	You make a single allocation to the Floor Indexed Strategy of $10,000 on the Contract Date;
•	There is a 72-month (six-year) Indexed Strategy Term;
•	The Floor Factor is 90.00%; and
•	The Indexed Strategy Value decreases by 5.0% annually over the Indexed Strategy Term.

	Floor Term Year	Beginning of Year Indexed Strategy Value	Floor Credit Base	Indexed Strategy Value After Growth	Withdrawal Amount	Indexed Strategy Value After Deductions	Floor Credit Base After Deductions	Floor Credit	End of Year Indexed Strategy Value

(a)	0	10,000	9,000	10,000	-	10,000	9,000	-	10,000

	1	10,000	9,000	9,500	-	9,500	9,000	-	9,500

	2	9,500	9,000	9,025	-	9,025	9,000	-	9,025

(b)	3	9,025	9,000	8,574	2,000	6,574	6,901	-	6,574

	4	6,574	6,901	6,245	-	6,245	6,901	-	6,245

	5	6,245	6,901	5,933	-	5,933	6,901	-	5,933

(c)	6	5,933	6,901	5,636	-	5,636	6,901	1,264	6,901

(a)

On the Contract Date, your Indexed Strategy Value is equal to your initial Purchase Payment of $10,000. Your Floor Credit Base is equal to your initial Purchase Payment multiplied by the Floor Factor ($10,000 x 90.00% = $9,000).

(c)	There is a $2,000 withdrawal, reducing the Indexed Strategy Value by $2,000 and the Floor Credit Base by $2,099, proportional to the reduction in Indexed Strategy Value.
(d)

At the end of the Indexed Strategy Term, the Indexed Strategy Value is less than the Floor Credit Base. The Floor Credit is equal to the difference between the Floor Credit Base and the Indexed Strategy Value ($6,901-$5,636 = $1,264). The end of year Indexed Strategy Value thus reflects a $1,264 Floor Credit.

7.	Benefits Available Under the Contract

Death Benefit

In the event of the death of the Owner during the Accumulation Phase, we will pay the Death Benefit following receipt by us of Due Proof of Death of the Owner, subject to the terms of the Contract and pursuant to the terms of the Beneficiary designation in effect at the time of death of the Owner. The Death Benefit is equal to the Contract Value, plus applicable interest, reduced by any applicable Premium Tax or similar tax. Indexed Strategy Credits are only applied at the end of the Indexed Strategy Term. Therefore, unless the day the Death Benefit is calculated coincides with the end of the Indexed Strategy Term, any Indexed Strategy Credits will not be applied in determining the amount of the Death Benefit. This means any Death Benefit payment will reflect any negative Reference Index performance when paid. Death Benefit payments on any day other than the last day of an Indexed Strategy Term are not subject to any level of downside protection. The Death Benefit is calculated as of close of business on the date Due Proof of Death is received. For example, if your Contract Value is $100,000 on the date of death, and declines to $90,000 on the date we receive Due Proof of Death, the Death Benefit will equal $90,000. You will also get to keep any Interest you receive between your date of death and our receipt of Due Proof of Death.

The Death Benefit is payable to the Beneficiaries. A natural person Beneficiary must be alive on the date of death of the Owner. Unless otherwise provided by Written Request, the Beneficiaries are determined in the following order:

1.	The primary Beneficiaries, if living or in existence (in the case of a trust).
2.	The contingent Beneficiaries, if living or in existence (in the case of a trust).
3.	The Owner’s estate.

We do not permit the naming of any non-natural person Beneficiary, other than a trust.

Multiple Beneficiaries in the same class will share equally, unless you direct otherwise. However, if a Beneficiary is not alive or in existence on the date of death of the Owner and there are other Beneficiaries in the same class, then the Death Benefit will be shared among the other Beneficiaries of the same class unless you instruct us otherwise.

Each Beneficiary’s share of the Death Benefit will remain allocated to the current Strategies until we receive a claim form, properly completed, with respect to such Beneficiary and any other information or documents we may request to establish the identity of the Beneficiary.

If this is a Qualified Contract, then the terms of your Qualified Contract rider or endorsement will apply.

If this a Non-Qualified Contract, then the following provisions apply:

•

This Non-Qualified Contract is intended to comply with the laws and corresponding regulations of the Code including, without limitation, Section 72(s) of the Code, as applicable, and to qualify as an annuity contract for U.S. federal tax purposes. As such, the terms of this Non-Qualified Contract will be interpreted to maintain such compliance and qualification, notwithstanding any language to the contrary.

•

Death Before the Annuity Income Date: If the Owner dies before the Annuity Income Date, then the Death Benefit will be paid in a lump sum within five years of the Owner’s death. However, each Beneficiary that is a natural person may elect by Written Request to receive their portion of the Death Benefit in equal payments over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, provided such payments begin within one year of the Owner’s death. If the Owner’s surviving spouse (within the meaning of U.S. federal tax law) is the sole primary Beneficiary, then the surviving spouse may elect by Written Request to continue the Contract by becoming the Owner, and all benefits, rights, and requirements under the Contract will be based on the surviving spouse’s life. The surviving spouse will also become the Annuitant.

•

Death On or After the Annuity Income Date: If the Owner dies on or after the Annuity Income Date and before the entire interest in the contract has been distributed, then the remaining portion of such interest will be distributed at least as rapidly as under the method of distributions being used as of the date of the Owner’s death.

The Company may permit other methods of settlement. In no event shall any method of settlement be exercised that would violate the mandatory distribution requirements of Section 72(s) of the Code. See “Tax Information.”

If any Beneficiary does not elect one of the above settlement methods within 60 days of the date on which we receive Due Proof of Death, we will distribute the Death Benefit payable to such Beneficiary as a lump sum immediately but in all events within five years of the Owner’s death.

We may delay payment of a Death Benefit if we cannot find a Beneficiary. However, the Death Benefit will be paid in accordance with Section 72(s) of the Code in all events. For purposes of interpreting your Beneficiary designation, the word “child” means only a lawful child, including an adopted child. The word “child” does not mean stepchild or grandchild. We may require proof satisfactory to us that each Beneficiary is qualified to receive payment.

Interest on Death Benefit

We will accrue interest on the Death Benefit payable under the Contract as required by the laws of the state where the Contract was delivered or issued for delivery. Such accrued interest will be added to the Death Benefit to be paid.

Payments in General

We will issue all payments by us under the Contract to the Owner at the bank account you have specified or, if none is specified, by physical check, except that we will pay the Death Benefit to the Beneficiaries. You may request an alternative method of payment by Written Request.

We reserve the right to require proof of age of any payee, or proof that the applicable payee is living, prior to making payment under the Contract, but not more than once in any 12-month period.

Payments to Minors

If any payment is to be paid to a minor, then, unless otherwise provided by law, we will make such payment only to the duly authorized and acting conservator or guardian of the minor’s estate until such time as the minor passes the age of majority. Any such payment we make will release us to the extent of the payment.

Terminal Illness Benefit and Nursing Home Confinement Benefit

The Terminal Illness Benefit and the Nursing Home Confinement Benefit provide additional benefits through the waiver of certain Withdrawal Charges if the Owner becomes terminally ill or is confined to an Eligible Nursing Home. If the Owner is not a natural person, the Annuitant will be considered the Owner. These benefits terminate when the Contract terminates. Terminations will not affect the waiver of any Withdrawal Charges that occurred while the Contract was in force.

We will waive the related Withdrawal Charge in connection with any withdrawal from the Contract Value or full surrender of the Contract if: (i) after the Contract Date the Owner becomes terminally ill by any medical condition which a licensed physician certifies has reduced the Owner’s expected life span to nine months or less; and (ii) the Contract has been in force for as long as the eligibility waiting period, which will not exceed one year as of the date we receive the Written Request for such withdrawal or surrender. A licensed physician means a person authorized or licensed to practice medicine in any state of the United States of America or the District of Columbia.

You must provide proof of the qualifying terminal illness, which must include certification by a licensed physician who: (i) has examined the Owner and is qualified to provide such certification; and (ii) is neither the Owner or a family member of the Owner. Family member means, with respect to the Owner, such person’s spouse or domestic partner, spouse’s or domestic partner’s parents, sons and daughters and their spouses or domestic partners, parents and their spouses or domestic partners, brothers and sisters and their spouses or domestic partners, grandparents and grandchildren and their spouses or domestic partners, and any individual related to the Owner by blood or affinity whose close association with the Owner is the equivalent of a family relationship. The certification must also state the date of diagnosis, which must be after the Contract Date. We reserve the right to require a second opinion and to have the Owner examined by a licensed physician of our choosing and at our expense. In such case, the opinions of both licensed physicians must agree in order to qualify for the benefit. In the event the second opinion conflicts with the first opinion, the second opinion will prevail.

If the Company finds the proof of terminal illness to be insufficient, We will notify you of the denial and provide you with the opportunity to: (i) provide additional proof of the qualifying terminal illness; (ii) accept the surrender or withdrawal proceeds, net of any Withdrawal Charges, that would otherwise apply absent this benefit; or (iii) withdraw your withdrawal or surrender request.

Furthermore, if the Contract was purchased prior to the Owner’s 76th birthday, we will waive the related Withdrawal Charge in connection with any full surrender of the Contract or withdrawal from the Contract Value if: (i) the Owner has been confined in an eligible nursing home for a period of 90 continuous days beginning on or after the Contract Date; and (ii) the Contract has been in force for as long as the eligibility waiting period, which will not exceed one year as of the date we receive the Written Request for such withdrawal or surrender. An eligible nursing home means a licensed hospital or licensed skilled or intermediate confinement nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient.

You must provide proof of the Owner’s confinement in an Eligible Nursing Home.

If the Company finds the proof of the Owner’s confinement to be insufficient, we will notify you of the denial and provide you with the opportunity to: (i) provide additional proof of the Owner’s confinement in an Eligible Nursing Home; (ii) accept the withdrawal or surrender proceeds, net of any Withdrawal Charges that would otherwise apply absent this benefit; or (iii) withdraw your withdrawal or surrender request.

8.	Contract Fees and Charges

Withdrawal Charges

At the time of any withdrawal or surrender of the Contract, the amount subject to Withdrawal Charges is equal to the amount of total Purchase Payments less any amount you withdrew previously to which we applied Withdrawal Charges. We will not apply Withdrawal Charges on any amounts withdrawn or surrendered in excess of the total Purchase Payments. However, note that withdrawals of the Free Withdrawal Amount do not reduce the overall amount subject to Withdrawal Charges.

The rates used for calculating Withdrawal Charges with respect to any Contract Year, are the following: The applicable Withdrawal Charge Percentage corresponds to the Contract Year in which the withdrawal or surrender occurs.

Withdrawal Charge Percentages by Contract Year

Year	1	2	3	4	5	6	7+

Rate	5.00%	5.00%	4.00%	3.00%	2.00%	1.00%	0%

Free Withdrawal Amount

During the first Contract Year, the Free Withdrawal Amount is equal to 10.00% of the total amount of Purchase Payments. Thereafter, on each Contract Anniversary we will determine the Free Withdrawal Amount applicable for the Contract Year beginning on that Contract Anniversary, which will be equal to the greater of: (a) 10.00% of the Contract Value as of that Contract Anniversary; and (b) the required minimum distribution amount, if any, that must be distributed with respect to the Contract Value for any Qualified Contract for the current calendar year under Section 401(a)(9) of the Code (“RMD Amount”), if any, for the calendar year of that Contract Anniversary, as calculated by us under the Code and other applicable federal tax law. Only one tax year’s RMD Amount can be taken without the application of Withdrawal Charges during any Contract Year.

We will reduce the Free Withdrawal Amount by any prior withdrawals taken during the same Contract Year. Any portion of the Free Withdrawal Amount that is not used during a Contract Year will not be available for use in future Contract Years.

The Free Withdrawal Amount is only applicable to partial withdrawals taken during a Contract Year. The Free Withdrawal Amount does not apply to a full surrender of the Contract.

Partial Withdrawals

The Withdrawal Charges will equal    A x (the lesser amount of B and C)

where:

• A	= The applicable Withdrawal Charge Percentage
• B	= The total withdrawal amount, less any remaining Free Withdrawal Amount for the applicable Contract Year
• C	= The amount subject to Withdrawal Charges, if any, less any remaining Free Withdrawal Amount for the applicable Contract Year

Full Surrender

The Withdrawal Charges will equal    A x B

where:

• A	= The applicable Withdrawal Charge Percentage
• B	= The amount subject to Withdrawal Charges, if any

Waiver of Withdrawal Charges

We will not apply, or will waive, Withdrawal Charges with respect to:

•	Any amounts withdrawn during the current Contract Year that are, in the aggregate, less than or equal to the Free Withdrawal Amount;
•	Any amounts applied to a Settlement Option;
•	Any amounts withdrawn after the Withdrawal Charge Period;
•	The portion of any amounts withdrawn that exceed the sum of all Purchase Payments;
•	Death Benefit payments; and
•	Amounts withdrawn under the Terminal Illness Benefit or the Nursing Home Confinement Benefit (see “Terminal Illness Benefit and Nursing Home Confinement Benefit”).

Example: Effect of Free Withdrawal Amount and Withdrawal Charges on Contract Value

Assume the following:

•	The Withdrawal Charge Period is 6 years
•	For simplicity, the applicable Withdrawal Charge is 3.00% in all Contract Years
•	The Free Withdrawal Percentage is 10.00%

Contract Year	Purchase Payment on Issue Date	Hypothetical Contract Value on Issue Date	Free Withdrawal Amount (applicable to partial Withdrawals only)	Contract Value Increase (Decrease)	Amount of Withdrawals	Remaining Free Withdrawal Amount, if any	Amount of partial Withdrawal	Hypothetical Contract Value (End of Contract Year)	Purchase Payment Still Subject to Withdrawal Charges	Withdrawal Charges Applicable to Full Surrender	Contract Surrender Value
1	100,000	100,00	10,000	-	-	10,000	-	100,000	100,000	3,000	97,000
2	-	100,00	10,000	10,000	-	10,000	-	110,000	100,000	3,000	107,000
3 (a)	-	110,00	11,000	(5,000)	17,000	-	6,000	88,000	94,000	2,820	85,180
4	-	88,000	8,800	2,000	-	8,800	-	90,000	94,000	2,820	87,180
5 (b)	-	90,000	9,000	3,000	8,000	1,000	-	85,000	94,000	2,820	82,180
6	-	85,000	8,500	(7,000)	-	8,500	-	78,000	94,000	2,820	75,180
7	-	78,000	7,800	-	-	7,800	-	78,000	-	-	78,000
8	-	78,000	7,888	9,000	-	7,800	-	87,000	-	-	87,000

(a)

In Contract Year 3, there is a request for a withdrawal of $17,000. The Free Withdrawal Amount of $11,000 equals 10.00% of $110,000, which was the Contract Value on the last Contract Anniversary. On full surrender, the Withdrawal Charges will always apply to the total amount of Purchase Payments not yet withdrawn. Withdrawals in excess of the Free Withdrawal Amount reduce the amount of Purchase Payments subject to Wwithdrawal Charges by the excess amount of the withdrawal over the Free Withdrawal Amount. Therefore, the Purchase Payments still subject to Withdrawal Charges are reduced by $6,000 ($17,000 - $11,000) to $94,000. The total applicable Withdrawal Charges after the withdrawal are $2,820 ($94,000 x 3.00%), and the full Surrender Value is $85,180, which is equal to the Contract Value less the applicable Withdrawal Charges ($88,000 - $2,820).

(b)

In Contract Year 5, there is a request for a withdrawal of $8,000. The Free Withdrawal Amount of $9,000 equals 10.00% of $90,000, which was the Contract Value on the last Contract Anniversary. Because the withdrawal is less than the Free Withdrawal Amount, there is no reduction in the amount of Purchase Payments still subject to Withdrawal Charges. The applicable Withdrawal Charges remain $2,820. The Surrender Value is $82,180, which is equal to the Contract Value less applicable Withdrawal Charges ($85,000 - $2,820).

Deferral of Payments

The Company reserves the right to defer payment of any amount due in connection with a full surrender, a withdrawal, or a Death Benefit payment during any period that:

•	the New York Stock Exchange is closed (except weekends and holidays);
•	trading on the New York Stock Exchange is restricted;
•	the U.S. Securities and Exchange Commission (“SEC”) declares that an emergency exists; or
•	the SEC, by order, permits us to delay payment.

Furthermore, Company reserves the right to defer payment of any amount due in connection with a full surrender or a withdrawal for a period of six months after receiving the request, provided that we have obtained written approval to defer payments from the chief insurance regulator of the state where this contract was delivered or issued for delivery. Any amounts not allocated to the Fixed Interest Strategy will be transferred to the Fixed Interest Strategy and held there during the deferral period.

Withholding and Other Taxes; Premium Taxes

The Company will deduct from any payment under the Contract any withholding taxes or other taxes required by applicable law.

Premium Taxes may be applicable in certain states. Premium Tax applicability and rates vary by state and may change. We reserve the right to deduct such tax from the Purchase Payment when received or from the Contract Value of your Contract upon any withdrawal from or surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit.

We may be required to pay state Premium Taxes currently ranging from 0.00% to 3.50%, in connection with a Purchase Payment or other values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Contract upon any withdrawal from or surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law. See “Tax Information.”

9.	Annuity Payments

Available Settlement Options

During the Accumulation Phase, you may elect by Written Request to annuitize the Contract and direct us to apply the entire Contract Value to one of the several Settlement Options described below. Indexed Strategy Credits are only applied at the end of the Indexed Strategy Term. Therefore, if you choose to annuitize the Contract before the end of the Indexed Strategy Terms to which you have Contract Value allocated, any Indexed Strategy Credits will not be applied in determining the Contract Value available to be applied to the Settlement Option you chose. This means any amount applied to a Settlement Option will reflect any negative Reference Index performance. Amounts applied to a Settlement Option on any day other than the last day of an Indexed Strategy Term are not subject to any level of downside protection.

Withdrawal Charges are no longer available after the Contract is annuitized.

•

Settlement Option (1) – Single Life Annuity: We will make payments as long as the Annuitant is living. Payments under this Settlement Option depend on the age and sex of the Annuitant on the Annuity Income Date. No further amounts will be payable under this Settlement Option after the Annuitant has died. This means that if the Annuitant dies after the first payment, then no further payments will be made.

•

Settlement Option (2) – Single Life Annuity with Guaranteed Annuity Payment Period Between 5 and 20 Years: We will make payments for a Guaranteed Annuity Payment Period chosen by you, which may be any annual period between five and 20 years, whether or not the Annuitant is living. After the Guaranteed Annuity Payment Period has ended, we will continue to make payments as long as the Annuitant is living. Payments under this Settlement Option depend on the age and sex of the Annuitant on the Annuity Income Date. If the Annuitant dies before the end of the Guaranteed Annuity Payment Period, no further amounts will be payable under this Settlement Option after the Guaranteed Annuity Payment Period ends.

•

Settlement Option (3) – Guaranteed Annuity Payment Period Between 10 and 20 Years: We will make payments for a Guaranteed Annuity Payment Period chosen by you, which may be any annual period between 10 and 20 years, whether or not the Annuitant is living. The payments are not affected by the age of the Annuitant.

•

Settlement Option (4) – Other Options Offered by Us: You may select any other Settlement Option being offered by us, in our sole discretion, at the time you elect to apply a Settlement Option under the Contract.

Payment of Settlement Proceeds

At your direction, we will pay the proceeds of any Settlement Option in monthly, quarterly, semi-annual, or annual modal payments, as long as the periodic payment you select is equal to or greater than $100. If the amount to be applied under any Settlement Option is less than $100, then we will automatically select the next most frequent payment period for which the modal payment exceeds $100. If no available periodic payment results in payments greater than $100., we will pay the Contract Value in a single payment.

Minimum payments for all Settlement Options are based on a 1.00% annuitization interest rate. The value of any Settlement Option will not be less than would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract from us by the same class of annuitants at the time of your election. At your Written Request, we will provide a schedule of projected minimum payments under any of the Settlement Options being offered by us, based on, as applicable, (i) the length of the Guaranteed Annuity Payment Period you specify and (ii) for payments that are based on the life of the Annuitant, the age and sex of the Annuitant at the election of such Settlement Option.

The payments to be made under a Settlement Option are fixed on the date the Contract Value is applied to the Settlement Option. We will make the first payment under any Settlement Option on the next Business Day unless You specify a later Annuity Income Date in Your Written Request to elect a Settlement Option.

We will quote the dollar amount of each annuity payment for any age or combination of ages or modal payment period (quarterly, semi-annual, or annual) for any Settlement Option upon request.

If you purchase a Qualified Contract, then the terms of the related Qualified Contract rider or endorsement will also apply and the rider or endorsement may require the payments and/or the Guaranteed Annuity Payment Period under the Settlement Option to be modified.

10.	Ownership, Annuitants, Determining Life and Beneficiaries

Owner, Annuitant

The Contract is the Owner’s contract. The Owner of the Contract is identified in the Contract, or is as changed in accordance with the Contract. The Owner has the right to exercise all rights under the Contract, subject to the rights of any assignee of record with us. The exercise of any rights by you must be done by Written Request.

The Owner is also the Annuitant, on whose life Settlement Option payments involving a life contingency are based. The Annuitant must be a natural person.

Change in Beneficiary

You may change any revocable Beneficiary at any time by Written Request. If you have named an “irrevocable” Beneficiary, then the irrevocable Beneficiary may only be changed with the consent of the irrevocable Beneficiary. We will not give effect to any change of Beneficiary request unless we receive and record your Written Request prior to the Death Benefit becoming payable. The change will take effect as of the date the Written Request was signed by you, unless a future date is specified by you. However, we will not be liable for any payments made or actions we take before we receive the Written Request of a change of Beneficiary. We reserve the right to exclude the naming of any non-natural person Beneficiary, other than a trust.

Misstatement of Age or Sex

If the age or sex of any Annuitant, Beneficiary or Owner has been misstated, the amount payable by us will be that which would be due if the true age or sex had been stated. If we make or have made any overpayments due to the misstatement, we will charge the excess amount and interest at a rate of 1.00% per annum against the current or next succeeding payment(s) to be made. Any underpayments made by us will be adjusted in the same manner and credited with the current or next succeeding payment.

Assignment Including Ownership Change Of The Contract

To the extent allowed by applicable law, We reserve the right to refuse any assignment or other transfer of the Contract. Furthermore, we reserve the right to refuse any assignment or other transfer of the Contract that would create joint ownership of the Contract or transfer ownership of the Contract to a non-natural person.

In the case of a Non-Qualified Contract, the Contract may be assigned, including a complete ownership change, by Written Request. Unless otherwise specified in the Written Request, subject to our approval, any assignment will take effect on the date the Written Request is signed by the Owner, when received in good order, subject to any payments made or actions taken by Us prior to receipt of the Written Request. If required under applicable state law, an assignment may require consent by an irrevocable Beneficiary. We assume no responsibility for the validity of any assignment. Any claim made under an assignment will be subject to proof of interest and the extent of the assignment. Assignment does not change the benefit or amount of the Contract.

The Contract may be applied for and issued to qualify as a Qualified Contract, in which case ownership of the Contract would be restricted to comply with the Code and other applicable federal tax law.

Assignment of the Contract may result in adverse tax consequences.

Ownership of Assets

The Company has exclusive and absolute ownership and control of its assets, including all assets held in the Separate Account. The Company reserves the right to transfer, to the Company’s general account or any other separate account of the Company, any portion of the assets held in the Separate Account that are in excess of the reserves and other contract liabilities with respect to the Separate Account.

The Separate Account and the General Account

The Separate Account was established under the laws of the State of Delaware for the purpose of supporting our guarantees under the Contract. Like our general account, all of the assets of the Separate Account are chargeable with the claims under this Contract and any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business. The Separate Account is not registered under the Investment Company Act of 1940.

Owners of the Contract do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. We may, as permitted by applicable State law, transfer all assets allocated to the Separate Account to our general account.

The general account holds all the Company’s assets other than assets in our separate accounts, including the Separate Account. The general account assets support the guarantees under the Contract as well as our other general obligations. The general account is also not registered under the Investment Company Act of 1940. The guarantees in your Contract are subject to the Company’s financial strength and claims-paying ability. The general account is subject to the regulation and supervision by the Delaware Insurance Department and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

General account assets support guarantees under the Contract as well as our other general obligations. Assets in the general account are not segregated for the exclusive benefit of any particular Contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our general account. You should look to the financial strength of the Company for its claims-paying ability.

For more information about the Company’s financial strength, you may review its financial statements elsewhere in this prospectus and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the Strategies to which you may allocate your Contract Value.

11.	Tax Information [To Be Updated by Amendment]

This section provides a summary explanation of the tax ramifications of purchasing a Contract. We do not provide individual tax advice. You should contact your tax advisor to discuss your Contract’s effects on your personal tax situation.

Tax Status of the Contracts

Tax law imposes several requirements that variable annuities must satisfy in order to receive the tax treatment normally accorded to annuity Contracts.

When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money generally for retirement purposes. If you invest in a variable annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

Diversification Requirements. The Code requires that the investments of each investment division of the Separate Account underlying the Contracts be “adequately diversified” in order for the Contracts to be treated as annuity Contracts for Federal income tax purposes. It is intended that each investment division, through the fund in which it invests, will satisfy these diversification requirements.

Owner Control. In certain circumstances, Owners of variable annuity Contracts have been considered for Federal income tax purposes to be the Owners of the assets of the Separate Account supporting their Contracts due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of our Contracts, such as the flexibility of the Owner to allocate premium payments and transfer amounts among the investment divisions of the Separate Account, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over Separate Account assets, we reserve the right to modify the Contracts as necessary to prevent the Owner from being treated as the Owner of the Separate Account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity Contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Owner of the Contract. Specifically, Section 72(s) requires that (a) if the Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner’s death; and (b) if the Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of the Owner’s death. These requirements will be considered satisfied as to any portion of the Owner’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Natural Persons. The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a Withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a Withdrawal may have to be increased by any positive interest and/or Equity Adjustments that result from a Withdrawal. There is, however, no definitive guidance on the proper tax treatment of interest and/or Equity Adjustments, and you may want to discuss the potential tax consequences of an interest and Equity Adjustments with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a Withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

Penalty Additional Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed an additional federal tax equal to 10.00% of the amount treated as income. In general, however, there is no additional federal tax on distributions:

•	made on or after the taxpayer reaches age 59 1/2;
•	made on or after the death of the Owner;
•	attributable to the taxpayer’s becoming disabled; or
•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the additional federal tax tax.

Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Annuity Payments, as determined when Annuity Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as Annuity Payments instead of Withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as Withdrawals for tax purposes.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as Annuity Payments.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment, or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity Contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of Qualified Contract and its terms and conditions. Adverse tax consequences may result if you do not ensure that contributions, distributions, and other transactions with respect to the Contract comply with the law.

The Contract is available for purchase as an Individual Retirement Annuity, or it may be purchased by an Individual Retirement Account for the benefit of the Underlying IRA Holder.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10.00% penalty tax generally applies to distributions made before age 59 1/2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Roth IRAs, as described in Section 408A of the Code, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10.00% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10.00% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract, IRA Account or consult a tax advisor for more information about these distribution rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.80% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s

Death Benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity purchases by residents of Puerto Rico

The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity Contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

Annuity purchases by nonresident aliens and foreign corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30.00% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

1035 Exchanges

Under Section 1035 of the Internal Revenue Code, you are permitted in most circumstances to directly transfer amongst annuities. If the transfer does not qualify as a 1035 exchange, you may be subject to federal income tax which does not preclude the potential for penalties. Both annuities and other tax qualified accounts, including the Contract, may contain early withdrawal provisions and therefore should be examined carefully. You may wish to consult with a financial professional to discuss the costs and benefits.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. You may wish to consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contact and do not intend the above discussion as tax advice.

12.	Other Information

Distribution

The Contracts are offered solely to self-directed investors through the Gainbridge website at www.gainbridge.life. We have entered into an underwriting agreement with [XYZ Broker-Dealer] for the distribution of the Contracts. [XYZ Broker-Dealer], an unaffiliated broker-dealer, serves as the principal underwriter for the Contracts. [XYZ Broker-Dealer] is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”). [XYZ Broker-Dealer] is a member of the Securities Investors Protection Corporation. [XYZ Broker-Dealer] also may perform various administrative services on our behalf. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org. An investor brochure that includes information describing FINRA is available both online and through the telephone number.

Under the underwriting agreement, we compensate [XYZ Broker-Dealer] for its securities services in distributing the Contract. The payment of this commission to [XYZ Broker-Dealer] will not exceed [x]% of the Purchase Payment. Financial professionals who are registered persons associated with [XYZ Broker-Dealer] and licensed and appointed insurance agents of us, will be available to provide information on the Contracts through online “chat” features and toll-free telephone lines (“Financial Professionals”). The Financial Professionals, and their managers, will not be paid commissions based on any specific Contracts. They will be eligible for various discretionary bonus compensation based on overall profitability, customer satisfaction and job performance evaluations that be connected to their performance related to the Contracts that may be funded in part from the compensation We pay to [XYZ Broker-Dealer], as agreed to from time-to-time, we may provide funding, or reimbursements for non-cash items including conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items to the extent permitted by FINRA rules and other applicable laws and regulations.

Commissions and other incentives or payments, described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

The Contract is available for purchase exclusively through the Gainbridge website at www.gainbridge.life, which is operated and maintained by Gainbridge Insurance Agency. The Gainbridge website is a digital insurance agency platform that provides investors with direct access to apply for, purchase, and manage select annuity products online. Sales of the Contract and other annuity products through the Gainbridge website are made without a recommendation by the Company, Gainbridge Insurance Agency, [XYZ Broker-Dealer], or any other third-party sales organization and are not subject to state or federal suitability requirements or best interest obligations. If you choose to purchase a Contract, you must indicate how much you wish to invest as your initial Purchase Payment and your state of residence. You will not be able to move forward with the electronic application process or purchase a Contract if it is not offered in your state. To complete the electronic application process, you must create an online account through the Gainbridge website, which includes providing your name, residential address, telephone number, email address, Social Security number, and certain other personal information about yourself and any Beneficiaries to be specified in the Contract. You will also be asked to provide information about any annuity or life insurance products you may be replacing with your purchase of the Contract, along with other information as may be required by law. Once you complete the establish your online account and provide the information requested, a PDF application will be generated for your review and electronic signature. The Gainbridge website currently uses a third-party application to obtain electronic signatures. During the review and electronic signature process, you will be asked to review and sign an Electronic Transactions Opt-In Consent and Disclosure Agreement whereby you will indicate your voluntarily agreement and consent to the exclusive use of electronic transactions, electronic signatures, and electronic delivery of this prospectus, your application and Contract, and all agreements, statements, communications, notices, disclosures and other documents related to your Contract, to the extent permitted by law. Following registration for an account on the Gainbridge website and the purchase of a Contract, you will be able to receive and view copies of this prospectus, and your application and Contract, as well as annual and confirmation statements, up to date communications, notices, disclosures, and other documents related to your Contract through the Gainbridge website. Further, You will be able to view, print, and download full copies of all documents in your account directly from the Gainbridge website. In addition, you may request paper copies of these documents to be mailed to you through the chat function on the Gainbridge website, by calling (866) 252-9439, or by writing to our Service Address.

Confirmation and Annual Statements

We will provide you with an immediate confirmation statement for each financial transaction you make with respect to your Contract, such as Purchase Payments, reallocations, withdrawals, Death Benefit payments, annuity payments, and surrenders. In addition, on an annual basis, we will provide you with an annual statement that will state annual information about your Contract since the last annual statement, such as the Contract Value, Surrender Value, Strategy values and any other information as required by applicable state law or regulation. The Owner may request additional annual statements by Written Request. We may assess a charge, which will not exceed $25, for additional annual statements.

It is your obligation to review confirmation statements and annual statements carefully and to promptly report to us any errors or discrepancies in the information presented therein, through the Gainbridge website, by calling (866) 252-9439, or by writing to our Service Address.

Amendments to the Contract

The Contract may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Evidence of Death, Age, Gender, or Survival

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Independent Auditors

[To Be Provided by Amendment]

13.	Information about the Company [To Be Completed and Updated by Amendment]

Reliance on Rule 12h-7

The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Information on the Company’s Business and Property

Overview

The Company was organized as a Texas domiciled insurance company in 2015 under the name Clear Spring Life Insurance Company. Effective June 29, 2022, the Company was redomesticated as a Delaware insurance company and simultaneously changed its name to Gainbridge Life Insurance Company. The Company is presently admitted in 49 jurisdictions (every state except Florida and New York), including the District of Columbia, to write life and annuity products. The Company’s direct parent, Clear Spring Life and Annuity Company (formerly Guggenheim Life and Annuity Company), a Delaware domiciled insurance company (“Clear Spring Life”), is a retail market participant and reinsurer in the United States. Clear Spring Life has assets as of September 30, 2022 of approximately $[XXX] billion and more than 10 years of experience in the annuity market. The Company and Clear Spring Life are committed to sound financial and risk management practices on behalf of their customers and clients.

On November 12, 2021, after receiving the necessary regulatory approvals, Clear Spring Life and the Company were acquired by Group 1001 Insurance Holdings, LLC. As a result of the acquisition, the Company is now part of the Group 1001 insurance holding company system (NAIC Group Code 04794), which grants the Company access to the Gainbridge website and digital platform through its affiliation with Gainbridge Insurance Agency. This platform provides a direct-to-consumer distribution strategy for the Company’s forthcoming annuity products.

Products

[To Be Provided by Amendment]

Reinsurance

[To Be Provided by Amendment]

Investment Management

[To Be Provided by Amendment]

Competition

[To Be Provided by Amendment]

Employees

[To Be Provided by Amendment]

Regulation

[To Be Provided by Amendment]

Properties

[To Be Provided by Amendment]

Legal Proceedings

[To Be Provided by Amendment]

Management Discussion and Analysis

[To Be Provided by Amendment]

Directors and Executive Officers

[To Be Provided by Amendment]

Directors

[To Be Provided by Amendment]

Executive Officers:

[To Be Provided by Amendment]

Director Compensation

[To Be Provided by Amendment]

Securities Ownership of Certain Beneficial Owners and Management

[To Be Provided by Amendment]

Transactions with Related Persons, Promoters and Certain Control Persons

[To Be Provided by Amendment]

Relationships and Related Party Transactions

[To Be Provided by Amendment]

Investment Management Relationships

[To Be Provided by Amendment]

Other Related Party Transactions and Relationships

[To Be Provided by Amendment]

Related Party Transaction Policy

[To Be Provided by Amendment]

Company Related Risk Factors

[To Be Provided by Amendment]

Corporate Governance

[To Be Provided by Amendment]

Changes in and Disagreements with Accountants

None.

Financial Statements

[To Be Provided by Amendment]

Appendix A – Monthly Annuity Payments for Settlement Option (2)

The following table shows minimum monthly annuity payment amounts for each $1,000 of proceeds for Settlement Option (2), based on the Annuitant’s age and sex, with Guaranteed Annuity Payment Periods of 5 years and 10 years. Age, as used in the table, means the number of complete years from the date of birth of the Annuitant(s) at the time when the Settlement Option is elected.

SETTLEMENT OPTION (2)

SINGLE LIFE ANNUITY WITH GUARANTEED ANNUITY PAYMENT PERIOD OF 5 YEARS AND

SINGLE LIFE ANNUITY WITH GUARANTEED ANNUITY PAYMENT PERIOD OF 10 YEARS

MINIMUM MONTHLY PAYMENT RATES PER $1,000 OF PROCEEDS

	Male		Female			Male		Female
Age	5-Year Certain & Life	10-Year Certain & Life	5-Year Certain & Life	10-Year Certain & Life	Age	5-Year Certain & Life	10-Year Certain & Life	5-Year Certain & Life	10-Year Certain & Life
45	2.34	2.34	2.18	2.18	74	5.43	5.16	4.85	4.70
46	2.39	2.38	2.22	2.22	75	5.66	5.33	5.05	4.88
47	2.44	2.43	2.26	2.26	76	5.90	5.51	5.28	5.07
48	2.49	2.48	2.30	2.30	77	6.15	5.70	5.52	5.26
49	2.54	2.53	2.35	2.35	78	6.42	5.89	5.78	5.46
50	2.59	2.59	2.40	2.39	79	6.71	6.09	6.05	5.67
51	2.65	2.64	2.44	2.44	80	7.01	6.29	6.35	5.89
52	2.71	2.70	2.50	2.49	81	7.33	6.49	6.66	6.11
53	2.78	2.77	2.55	2.55	82	7.67	6.68	7.00	6.33
54	2.84	2.83	2.61	2.60	83	8.02	6.88	7.36	6.55
55	2.91	2.90	2.67	2.66	84	8.39	7.07	7.74	6.77
56	2.99	2.97	2.73	2.72	85	8.78	7.26	8.15	6.99
57	3.07	3.05	2.80	2.79	86	9.19	7.44	8.57	7.20
58	3.15	3.13	2.87	2.86	87	9.61	7.62	9.02	7.40
59	3.24	3.22	2.94	2.93	88	10.04	7.79	9.48	7.60
60	3.33	3.31	3.02	3.01	89	10.49	7.95	9.95	7.79
61	3.43	3.40	3.10	3.09	90	10.94	8.09	10.43	7.96
62	3.54	3.50	3.19	3.17	91	11.41	8.23	10.92	8.12
63	3.65	3.60	3.29	3.27	92	11.89	8.35	11.42	8.26
64	3.77	3.72	3.38	3.36	93	12.38	8.45	11.94	8.37
65	3.89	3.83	3.49	3.46	94	12.89	8.53	12.47	8.47
66	4.03	3.95	3.60	3.57	95	13.41	8.59	13.02	8.55
67	4.17	4.08	3.72	3.69	96	13.93	8.65	13.58	8.61
68	4.32	4.22	3.85	3.81	97	14.45	8.68	14.13	8.66
69	4.48	4.36	3.99	3.94	98	14.94	8.71	14.65	8.70
70	4.65	4.51	4.14	4.07	99	15.37	8.73	15.12	8.72
71	4.83	4.66	4.30	4.22	100	15.75	8.74	15.54	8.73
72	5.02	4.82	4.47	4.37
73	5.22	4.98	4.65	4.53

Appendix B – Minimum Fixed Interest Rates

[To Be Provided by Amendment]

Appendix C – State Variation Chart

[To Be Provided by Amendment]

Appendix D – Index Disclaimers

S&P Dow Jones Indices LLC, which is the provider of the S&P 500® Price Return Index and the S&P 500® Total Return Index, requires that the following disclaimer be included in this prospectus:

The S&P 500® (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Gainbridge Life Insurance Company. Standard & Poor’s® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Gainbridge Life Insurance Company.

Gainbridge Life Insurance Company’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Gainbridge Life Insurance Company’s products particularly or the ability of the S&P 500® to track general market performance. S&P Dow Jones Indices’ only relationship to Gainbridge Life Insurance Company with respect to the S&P 500® is the licensing of the S&P 500® and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Gainbridge Life Insurance Company or the Gainbridge Life Insurance Company’s products. S&P Dow Jones Indices have no obligation to take the needs of Gainbridge Life Insurance Company or the owners of Gainbridge Life Insurance Company’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Gainbridge Life Insurance Company’s products or the timing of the issuance or sale of Gainbridge Life Insurance Company’s products or in the determination or calculation of the equation by which Gainbridge Life Insurance Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Gainbridge Life Insurance Company’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY GAINBRIDGE LIFE INSURANCE COMPANY, OWNERS OF THE GAINBRIDGE LIFE INSURANCE COMPANY’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GAINBRIDGE LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Dealer Prospectus Delivery Obligation

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$92.70
Printing and engraving	$100,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$125,000

Total Expenses (approximate)	$275,092.70

Item 14. Indemnification

Pursuant to Section 145 of the Delaware Corporation Law, Article 8 of the Amended and Restated By-laws of Gainbridge Life Insurance Company provides for the indemnification of the Company’s directors, officers and employees. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Gainbridge Life pursuant to the certificate of incorporation, by-laws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by one or more of its directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Gainbridge Life will submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, unless in the opinion of their counsel the matter has been settled by controlling precedent, and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits [Filed herewith]

1	Form of Principal Underwriting Agreement [To be Provided by Amendment]

1.1	Form of Agency and Distribution Agreement [To be Provided by Amendment]

1.2	Form of Networking Agreement [To be provided by Amendment]

3(i)	Certificate of Incorporation of Gainbridge Life Insurance Company

3(ii)	By-laws of Gainbridge Life Insurance Company

4.1	Form of Contract of Modified Single Premium Individual Deferred Annuity

4.3	Form of Term Point-to-Point with Buffer Indexed Strategy Endorsement

4.4	Form of Term Point-to-Point with Coupon Indexed Strategy Endorsement

4.5	Form of Term Point-to-Point with Floor Indexed Strategy Endorsement

4.6	Form of Terminal Illness / Nursing Home Confinement Endorsement

5	Opinion of Legal Counsel

8	Not Applicable

9	Not Applicable

10.1	Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(i)	Addendum to Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(ii)	Addendum 2 to Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(iii)	Books and Records under Administrative Services Agreement

10.2	Amended and Restated Indemnity Retrocession Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company(nka Gainbridge Life Insurance Company)

10.2(i)

Amended and Restated Addendum to Amended and Restated Retrocession Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.3	Tax Sharing Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.3(i)	Addendum to Tax Sharing Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.4	Facilities Use Agreement by and between Group1001 Resources LLC and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.5	Administrative Services Agreement by and between Group1001 Resources LLC and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

15	Not Applicable

16	Not Applicable

21	Not Applicable

22	Not Applicable

23.1	Consents of Experts [To be Provided by Amendment]

23.2	Consent of Legal Counsel (included in Opinion of Legal Counsel filed as Exhibit 5)

24	Powers of Attorney

96	Not Applicable

99	Not Applicable

101	Not Applicable

107	Calculation of Filing Fee Table

(b)	Financial Statement Schedules

Not Applicable

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zionsville, State of Indiana on the 19th day of July, 2022.

GAINBRIDGE LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Daniel J. Towriss*
Daniel J. Towriss
Chief Executive Officer and President of Gainbridge Life Insurance Company (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David E. Sams, Jr.*	Chairman and Director	July 19, 2022
David E. Sams, Jr.

/s/ Daniel J. Towriss*	Chief Executive Officer and President	July 19, 2022
Daniel J. Towriss	(Principal Executive Officer)

/s/ Ellyn M. Nettleton*	Chief Accounting Officer and Treasurer	July 19, 2022
Ellyn M. Nettleton	(Principal Accounting Officer)

/s/ Fang L. Wang* Fang L. Wang	Chief Financial Officer (Principal Financial Officer)	July 19, 2022

/s/ Dennis A. Cullen* Dennis A. Cullen	Director	July 19, 2022

/s/ Curtis P. Steger* Curtis P. Steger	Director	July 19, 2022

*By: /s/ Ryan T. Cloud	Attorney-in-Fact for:	July 19, 2022
Ryan T. Cloud	(1) David E. Sams, Jr., Chairman and Director
(2) Daniel J. Towriss, Chief Executive Officer and President;
(3) Ellyn M. Nettleton, Chief Accounting Officer and Treasurer; and
(4) Fang. L Wang, Chief Financial Officer
(5) Dennis A. Cullen, Director
(6) Curtis P. Steger, Director

Exhibit Index

3(i)	Certificate of Incorporation of Gainbridge Life Insurance Company

3(ii)	By-laws of Gainbridge Life Insurance Company

4.1	Form of Contract of Modified Single Premium Individual Deferred Annuity

4.3	Form of Term Point-to-Point with Buffer Indexed Strategy Endorsement

4.4	Form of Term Point-to-Point with Coupon Indexed Strategy Endorsement

4.5	Form of Term Point-to-Point with Floor Indexed Strategy Endorsement

4.6	Form of Terminal Illness / Nursing Home Confinement Endorsement

5	Opinion of Legal Counsel

10.1	Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(i)	Addendum to Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(ii)	Addendum 2 to Administrative Services Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.1(iii)	Books and Records under Administrative Services Agreement

10.2	Amended and Restated Indemnity Retrocession Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company(nka Gainbridge Life Insurance Company)

10.2(i)	Amended and Restated Addendum to Amended and Restated Retrocession Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.3	Tax Sharing Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.3(i)	Addendum to Tax Sharing Agreement by and between Clear Spring Life and Annuity Company and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.4	Facilities Use Agreement by and between Group1001 Resources LLC and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

10.5	Administrative Services Agreement by and between Group1001 Resources LLC and Clear Spring Life Insurance Company (nka Gainbridge Life Insurance Company)

24	Powers of Attorney

107	Calculation of Filing Fee Table